ASSET PURCHASE AGREEMENT


                                 by and between


                           Anixter International Inc.


                                       and


                                 Pentacon, Inc.
                             Pentacon Delaware, Inc.
                               JIT Holdings, Inc.
                            Pentacon Properties, L.P.
                       Pentacon International Sales, Inc.
                         Pentacon Aerospace Group, Inc.
                               Pentacon USA, L.P.
                            Pentacon Industrial, Inc
                             Pentacon Europe Limited
                          Pentacon Mexico S.A. de C.V.
                           Pentacon Canada Corporation



                                  May 23, 2002

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is made as of May ____, 2002, by and between Anixter International Inc., a Delaware corporation ("Buyer") and Pentacon, Inc., a Delaware corporation ("Pentacon"), and the following subsidiaries of Pentacon: Pentacon Delaware, Inc., a Delaware corporation, JIT Holdings, Inc., a Texas corporation, Pentacon Properties, L.P., a Texas limited partnership, Pentacon International Sales, Inc., a United States Virgin Islands corporation, Pentacon Aerospace Group, Inc., a Nevada corporation, Pentacon USA, L.P., a Texas limited partnership, Pentacon Industrial Group, Inc, a Nevada corporation, Pentacon Europe Limited, a company incorporated under the laws of the United Kingdom, Pentacon Mexico S.A. de C.V., a company incorporated under the laws of Mexico, Pentacon Canada Corporation, a company incorporated under the laws of Canada (each a "Seller," and together the "Sellers").


                              PRELIMINARY STATEMENT

A. Sellers are filing a voluntary petition (the "Bankruptcy Petition") for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101, et seq. (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court") and are filing, contemporaneously therewith, a pre-negotiated plan of reorganization ("Plan") and disclosure statement ("Disclosure Statement"); and


B. Subject to the approval of the Bankruptcy Court, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, substantially all of Sellers' assets, through the Plan and Disclosure Statement in accordance with the Bankruptcy Code, upon the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

     The parties, intending to be legally bound, agree as follows:

                                   Article 1

                          CONSTRUCTION AND DEFINITIONS

1.1 CONSTRUCTION

     Any reference in this Agreement to an "Article," "Section" or "Schedule" refers to the corresponding Article, Section or Schedule of or to this Agreement, unless the context indicates otherwise. The headings of Articles and Sections are provided for convenience only and should not affect the construction or interpretation of this Agreement. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The terms "include" and "including" indicate examples of a foregoing general statement and not a limitation on that general statement. Any reference to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated under or implementing the statute, as in effect at the relevant time. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date.

1.2 DEFINITIONS

     For the purposes of this Agreement, the following terms and variations on them have the meanings specified in this Section:

     "Accountants" is defined in Section 2.6.

     "Accounts Receivable" means (a) all trade accounts receivable and other rights to payment from customers of Sellers and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped, products sold or services rendered to customers of Sellers, (b) all other accounts or notes receivable of Sellers and the full benefit of all security for such accounts or notes, and (c) any claim, remedy or other right related to any of the foregoing.

     "Accrued Liabilities" is defined in Section 2.3.

     "Active Employee" means an employee of a Seller immediately prior to the Closing Date, including an employee on temporary leave of absence, family medical leave, military leave, temporary disability leave or sick leave, but excluding an employee on long-term disability leave or any employee employed at a Facility which is an Excluded Asset.

     "Actual Cumulative EBITDA Ratio" is defined in Section 9.1(g).

     "Actual Monthly EBITDA Ratio" is defined in Section 9.1(g).

     "Adverse Consequence" means any Liability, loss, damage (including incidental and consequential damages), claim, cost, deficiency, diminution of value, or expense (including costs of investigation and defense, penalties and reasonable legal fees and costs), whether or not involving a third-party claim.

     "Ancillary Agreements" is defined in Section 2.9.

     "Assets" is defined in Section 2.1.

     "Assignment and Assumption Agreement" is defined in Section 2.9(a)(ii).

     "Assignment and Assumption of Lease Agreements" is defined in Section 2.9(a)(iii).

     "Assumed Liabilities" is defined in Section 2.3.

     "Balance Sheet" is defined in Section 3.3.

     "Bankruptcy Case" meansthe bankruptcy case filed by Sellers in the United States Bankruptcy Court for the Southern District of Texas.

     "Benefit  Plan" means each  "employee  pension  benefit plan" as defined in
Section  3(2) of ERISA,  each  "employee  welfare  benefit  plan" as  defined in
Section 3(1) of ERISA, and each agreement, plan, program, fund, policy, contract or arrangement (whether written or unwritten) providing compensation, benefits, pension, retirement, profit sharing, stock bonus, stock option, stock purchase, phantom or stock equivalent, bonus, incentive, deferred compensation, hospitalization, medical, dental, vision, vacation, life insurance, death benefit, sick pay, disability, severance, termination indemnity, redundancy pay, educational assistance, holiday pay, housing assistance, moving expense reimbursement, fringe benefit or similar employee benefits covering any employee, former employee, or the beneficiaries and dependents of any employee or former employee.

     "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible.

     "Bid Procedures Order" is defined in Section 10.2.

     "Bill of Sale" is defined in Section 2.9(a)(i).

     "Break-Up Fee" is defined in Section 10.2(f).

     "Business Plan" means Sellers' 2002 business plan, approved by Pentacon's board of directors, as provided to Buyer by Robert L. Ruck during his visit to Buyer the week of March 18, 2002.

     "Buyer" is defined in the first paragraph of this Agreement.

     "Buyer DIP" is defined in Section 2.11.

     "Buyer's Disclosure Schedule" means the disclosure schedule delivered pursuant to Article 4 by Buyer to Sellers concurrently with the execution and delivery of this Agreement, together with any updates to it permitted by this Agreement.

     "Buyer Indemnitees" is defined in Section 11.2.

     "Cash" means all cash, including cash held in lock-boxes, and cash equivalents, marketable securities and short-term investments of a Seller.

     "Cash Portion of the Purchase Price" means, subject to the adjustment contemplated by Section 2.6 and Section 5.10, $121,000,000, minus (i) the amount of the Scheduled Liabilities, (ii) the outstanding principal balance under the Buyer DIP and accrued but unpaid interest thereon, (iii) any payment made by Sellers between the date of the Closing Balance Sheet and the Closing Date to satisfy any Liability other than the Assumed Liabilities.

     "Cleanup" means any investigative, monitoring, cleanup, removal, containment or other remedial or response action required by any Environmental Law. The terms "removal," "remedial" and "response action" include the types of activities covered by the Comprehensive Environmental Response, Compensation, and Liability Act.

     "Closing" means the consummation and completion of the purchase and sale of the Assets.

     "Closing Balance Sheet" is defined in Section 2.6.

     "Closing Date" means the date on which the Closing actually takes place.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Competing Agreement" is defined in Section 10.2(a).

     "Competing Transaction" is defined in Section 10.1.

     "Confidential Information" means all non-public information of Sellers in any form, including: (i) all information relating to Sellers' trade secrets (including all information that applicable law defines as "trade secrets"); (ii) all information concerning products, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions, ideas, know-how, past, current, and planned research and development, current and planned methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, business opportunities, computer hardware, computer software (including object and source codes), and computer software and database technologies, systems, structures and architectures; (iii) all information concerning Sellers' business and affairs, historical and current financial statements, financial projections and budgets, historical, current and projected sales, capital spending budgets, strategic plans, marketing and advertising plans, publications, agreements, client and customer lists and files, the names and backgrounds of key personnel, and personnel training techniques and materials; and (iv) all third-party confidential information lawfully in the possession of Seller.

     "Confirmation Order" means an order or orders of the Bankruptcy Court, in form and substance reasonably acceptable to Sellers and Buyer, which contain(s), without limitation, the following: (1) confirmation of the Plan; (2) approval of this Agreement and all terms and conditions hereof; (3) transfer of the Assets to Buyer free and clear of all interests (as such term is used in the Bankruptcy
Code) other than Assumed Liabilities; and (4) a finding that the Buyer has acted in good faith within the meaning of 11 U.S.C. 363(m).

     "Consent" means any approval, consent, ratification, waiver or other authorization.

     "Contemplated Transactions" means all of the transactions to be carried out in accordance with this Agreement, including the purchase and sale of the Assets, the assumption of the Assumed Liabilities, the performance by the parties of their other obligations under this Agreement, the filing of the Bankruptcy Petition and the correspondent Plan and Disclosure Statement, and the execution, delivery and performance of the Ancillary Agreements.

     "Continued Employees" is defined in Section 13.2.

     "Contract" means any contract, agreement, commitment, understanding, lease, license, franchise, warranty, guaranty, mortgage, note, bond or other instrument or consensual obligation (whether written or oral and whether express or implied) that is legally binding.

     "Contravene" -- an act or omission would "Contravene" something if, as the context requires:

     (a) the act or omission would conflict with it, violate it, result in a breach or violation of or failure to comply with it, or constitute a default under it;

     (b) the act or omission would give any Governmental Body or other Person the right to challenge, revoke, withdraw, suspend, cancel, terminate or modify it, to exercise any remedy or obtain any relief under it, or to declare a default or accelerate the maturity of any obligation under it; or

     (c) the act or omission would result in the creation of an Encumbrance on the stock or assets of any Seller.

     "Cure" means the amount of cash required for the cure necessary to assume, or assume and assign, a Contract which is a Contract that is part of the Assets, pursuant to the requirements of Section 365(b) of the Bankruptcy Code.

     "Encumbrance" means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal or similar restriction; provided, however, that the term "Encumbrance" does not include (a) mechanic's, materialman's or similar liens with respect to amounts not yet due and payable, (b) liens for Taxes not yet due and payable and (c) liens securing rental payments under capital lease arrangements.

     "Environment" means soil, land surface or subsurface strata, surface waters (including navigable water and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air, plant life, animal life, and any other similar medium or natural resource.

     "Environmental, Health and Safety Liabilities" means any Adverse Consequence arising from or under Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product) or (b) any other compliance, corrective or remedial measures required under any Environmental Law or Occupational Safety and Health Law.

     "Environmental Law" means any applicable Law that relates to the protection of the Environment, including those related to the storage, use treatment, transport, disposal and remediation of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any other Person that, together with a Seller, would be treated as a single employer under Code Section 414.

     "Escrow Agent" is defined in Section 2.9(a)(vii).

     "Escrow Agreement" is defined in Section 2.9(a)(vii).

     "Excluded Assets" is defined in Section 2.2.

     "Excluded Contracts" is defined in Section 2.2.

     "Facility" means any Real Property or any equipment (including motor vehicles, tank cars and rolling stock) owned or operated by any Seller, including the Real Property and equipment used or operated by a Seller at the respective locations of the Real Property listed in Section 3.7(a) of Sellers' Disclosure Schedule, excluding those constituting Excluded Assets.

     "GAAP"  means  generally  accepted  accounting   principles  for  financial
reporting in the United States.

     "Governing Document" means any charter, articles, bylaws, certificate, statement, statutes or similar document adopted, filed or registered in connection with the creation, formation or organization of an entity, and any Contract among all equityholders, partners or members of an entity.

     "Governmental   Authorization"  means  any  Consent,   license,  permit  or
registration issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

     "Governmental Body" means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (d) multinational organization, or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature, or (e) official of any of the foregoing.

     "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from any of the Facilities or any part thereof into the Environment.

     "Hazardous Material" means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous waste, radioactive or a pollutant or contaminant under any Environmental Law, and specifically including petroleum and asbestos or asbestos-containing materials.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Improvements"  means  all  buildings,   structures,   fixtures  and  other
improvements located on the Real Property.

     "include" and "including" as used in this Agreement indicate examples of a foregoing general statement and not a limitation on that general statement.

     "Indemnified Person" is defined in Section 11.7(a).

     "Indemnifying Person" is defined in Section 11.7(a).

     "Insurance Policy" means any written contract whereby one party undertakes to defend, indemnify or guaranty another party against loss by certain specified risks, contingencies or perils, including payment bonds, performance bonds, fidelity bonds, financial guaranty bonds and similar instruments and arrangements.

     "Intellectual Property" means any intellectual property owned, used or licensed (as licensor or licensee) by a Seller, including (a) such Seller's name, assumed business names and corporate names, (b) patents, patent disclosures, trademarks, service marks, trade dress, trade names, logos, copyrights and mask works, and all registrations, applications and goodwill associated with the foregoing, (c) all computer software (including source and object codes), databases, data models or structures, algorithms, system architectures and related documentation, data and manuals, (d) trade secrets, know-how and confidential business information (including information concerning products, product specifications, data, formulae, compositions, designs, sketches, photographs, graphs, drawings, samples, inventions, discoveries, ideas, past, current, and planned research and development, current and planned methods and processes, client and customer lists and files, current and anticipated client and customer requirements, vendor and supplier lists and files, price lists, market studies, business plans, business opportunities and financial data), (e) rights in Internet web sites and domain names used by such Seller and (f) rights in electronic mail addresses and in telephone, facsimile, cable or similar numbers used by such Seller.

     "Interim Balance Sheet" is defined in Section 3.3.

     "Inventories" means all inventories of a Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by a Seller in the production of finished goods.

     "IRS" means the Internal Revenue Service or any successor agency and, to the extent relevant, the Department of Treasury.

     "Knowledge" means, with respect to Sellers, the actual knowledge after reasonable investigation of Robert L. Ruck, James C. --------- Jackson, Jay D. McFadyen, Cary M. Grossman, Kent D. Rosenthal or Joseph Homa.

     "Law" means any  constitution,  law,  statute,  treaty,  rule,  regulation,
ordinance,   code,  relevant  case  law  or  principle  of  common  law  of  any
Governmental Body.

     "Liabilities" includes liabilities or obligations of any nature, whether known or unknown, whether absolute, accrued, contingent, choate, inchoate or otherwise, whether due or to become due, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP.

     "Material Adverse Effect" means any effect that is reasonably likely to be materially adverse to the business, condition (financial or otherwise), operations or results of operations of business represented by the Assets and Assumed Liabilities.

     "Multiemployer Plan" has the meaning specified in ERISA Section 3(37)(A).

     "Net Assets" is defined on Schedule 2.5.

     "Occupational Safety and Health Law" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

     "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator and any Contract with any Governmental Body pertaining to compliance with Law.

     "Ordinary Course of Business" refers to actions taken in Sellers' normal operation, consistent with past practice and financial condition and having no Material Adverse Effect.

     "Other Benefit Obligation" means any material obligation, arrangement or customary practice owed, adopted or followed by any Seller or any ERISA Affiliate, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, officers, employees or agents, other than obligations, arrangements and practices that are Benefit Plans. Other Benefit Obligations include material consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies and severance payment policies.

     "Person" refers to an individual or an entity, including a corporation, share company, limited liability company, partnership, trust, association, Governmental Body or any other body with legal personality separate from its equityholders or members.

     "Petition  Date"  means  the date on  which  Sellers  file  the  Bankruptcy
Petition.

     "Plan" is defined in the Preliminary Statement.

     "Plan Sponsor" has the meaning specified in ERISA Section 3(16)(B).

     "Proceeding" means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Purchase Price" is defined in Section 2.5.

     "Qualified Plan" means any Benefit Plan that meets or purports to meet the requirements of Code Section 401(a).

     "Real Property" is defined in Section 3.8(b).

     "Real Property Leases" is defined in Section 3.8(b).

     "Real Estate Permitted Encumbrances" shall mean:

     (i) All building codes and zoning ordinances and other laws, ordinances, regulations, rules, orders or determinations of any federal, state, county, municipal or other governmental authority heretofore, now or hereafter enacted, made or issued by any such governmental authority affecting the Real Property;

     (ii) All easements, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements and other similar matters of record incurred or suffered that would not have a Material Adverse Effect;

     (iii) All encroachments, overlaps, boundary line disputes, shortages in area, drainage and other similar easements, rights of persons in possession and other matters not of record which would be disclosed by an accurate survey or inspection of the Real Property and that would not have a Material Adverse Effect;

     (iv) All electric power, telephone, gas, sanitary sewer, storm sewer, water, steam, compressed air and other utility lines, pipelines, service lines and similar facilities now located on, over or under the Real Property, and all licenses, easements, flowage rights, rights of way and other similar agreements relating thereto that would not have a Material Adverse Effect; and

     (v) All existing public and private roads and streets (whether dedicated or undedicated), and all railroad lines and rights-of-way affecting the Real Property.

     "Records" means information relating to the operations of a Seller that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form, including all client and customer lists, price lists, competitive analyses, referral sources, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, plans, specifications, confidential information, financial and accounting records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and similar documents, and personnel and employee benefits records.

     "Refundable Income Tax Amount" means the refundable income tax amount of $3,789,000 identified in Pentacon's 2002 1st Quarter filing on Form 10-Q.

     "Related Person" means, with respect to a particular Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person and, with respect to an individual, any other individual that is a member of the individual's immediate family (by blood, marriage or adoption), a member of the individual's household, an entity in which the individual participates in management or an employee or employer of the individual. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities or otherwise, and will be construed in accordance with the rules promulgated under the Securities Act.

     "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

     "Release Agreement" is defined in Section 2.9(a)(viii).

     "Representative" means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, investment banker, legal counsel, accountant or other representative of that Person.

     "Retained Liabilities" is defined in Section 2.4.

     "Scheduled Liabilities" is defined in Section 2.3.

     "Securities Act" means the Securities Act of 1933.

     "Seller" and "Sellers" are defined in the first paragraph of this Agreement.

     "Seller Benefit Plan" means any Benefit Plan covering any Active Employee or any dependent or beneficiary thereof, of which a Seller or an ERISA Affiliate is a Plan Sponsor, to which any Seller or an ERISA Affiliate contributes, has contributed, or with respect to which has any liability, or in which any Seller or an ERISA Affiliate otherwise participates or has participated.

     "Seller Contract" means any Contract under or by which (a) a Seller has or may acquire rights, (b) a Seller is or may become subject to any Liability or
(c) a Seller or any of the Assets is or may become bound.

     "Seller Indemnitees" is defined in Section 11.3.

     "Sellers' Disclosure Schedule" means the disclosure schedule delivered pursuant to Article 3 by Sellers to Buyer concurrently with the execution and delivery of this Agreement, together with any updates to it permitted by this Agreement. Each section or subsection of Article 3, as applicable, will be accompanied by a corresponding section of Sellers' Disclosure Schedule. If no qualification to a representation or warranty made in such section or subsection of Article 3 is warranted, Sellers will indicate "none" on the corresponding section of Sellers' Disclosure Schedule. "Senior Subordinated Debt" is defined in Section 5.3.

     "Stockholders" means the stockholders of Pentacon.

     "Tangible Personal Property" means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by a Seller, together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof, and all maintenance records and other documents relating thereto.

     "Tax" or "Taxes" means all federal, state, local, foreign and other taxes, charges, fees, duties (including customs duties), levies or assessments, including income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee's income withholding, other withholding, unemployment and social security taxes, that are imposed by any Governmental Body, including obligations under abandoned property laws, and including any interest, penalties or additions to tax attributable thereto.

     "Tax Return" means any report, return or other information required to be supplied to a Governmental Body in connection with any Taxes.

     "365 Order" means a final, non-appealable order, in a form reasonably acceptable to the Buyer which provides that the Sellers have assumed and assigned to Buyer all Contracts which are Assets pursuant to 11 U.S.C. s. 365(b), (c) & (f).

     "Transition Employees" means Robert L. Ruck, James C. Jackson, Kent D. Rosenthal and Jay D. McFadyen.

     "Transition Services Agreement" means the agreement substantially in the form of Exhibit 2.9(a)(vi), providing for the transition payments described in
Schedule 2.9.

     "Vendor Liabilities" is defined in Section 2.3.

     "WARN Act" means the Worker Adjustment and Retraining Notification Act."

                                   Article 2

                      SALE AND TRANSFER OF ASSETS; CLOSING

2.1 ASSETS TO BE SOLD

     Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller will sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase and acquire from each Seller, all of such Seller's right, title and interest in and to substantially all of such Seller's assets on the Closing Date, including the following (the "Assets"): (a) all Cash and related bank accounts; (b) all customer Contracts and relationships; (c) all Accounts Receivable; (d) all Inventories; (e) all prepaid and other assets, including lease, utility and similar deposits, service or maintenance contracts, dues and subscriptions, guarantees, bonds or other rights; (f) all Real Property and Tangible Personal Property; (g) all books and Records insofar as the same relate to Assets otherwise described in this Section 2.1 or to Assumed Liabilities; (h) all Intellectual Property; (i) all operating leases, capital leases and Contracts to which such Seller is a party as of the Closing Date or the full benefits of all operating leases, capital leases and Contracts used in the business of Sellers to which such Seller is a third-party beneficiary; (j) all vendor Contracts; (k) all rights and interests under each Insurance Policy, including claims and rights to insurance proceeds, refunds or awards, to the extent they relate to the Assets or Assumed Liabilities; (l) all Tax refunds of Sellers, including the Refundable Income Tax Amount, other than property Tax refunds and other Tax refund amounts specifically related to Excluded Assets or Retained Liabilities; (m) all claims, rights and defenses of a Seller against third parties relating to any of the Assets or Assumed Liabilities, whether choate or inchoate, known or unknown, contingent or non-contingent, including all attorney work-product protections, attorney-client privileges and other legal protections and privileges to which such Seller may be entitled in connection with any of the Assets or Assumed Liabilities; and (n) all Seller Benefit Plans and any related assets, trusts and Insurance Policies.

2.2 EXCLUDED ASSETS

     Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of each Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated by this Agreement, are excluded from the Assets, and will remain the property of such Seller after the Closing: (a) subject to Section 5.10, all Contracts identified on Schedule 2.2(a) (the "Excluded Contracts"); (b) all minute books, stock records and corporate seals; (c) all shares of the capital stock of a Seller held in treasury and capital stock, limited partnership interests and other equity interests of direct and indirect subsidiaries of Pentacon; (d) assets designated as being excluded on Schedule 2.2(d); (e) all personnel records and other Records that a Seller is required by law to retain in its possession; (f) all insurance proceeds, refunds or awards with respect thereto and returns of premium with respect thereto, to the extent they relate to the Excluded Assets or the Excluded Liabilities; (g) all inter-company accounts receivable; (h) all rights of a Seller under this Agreement or any of the Ancillary Agreements to which a Seller is a party; (i) any claims, actions, causes of action or rights which Sellers may now or hereafter possess that are not related to the Assets or the Assumed Liabilities; and (j) all preference actions and fraudulent transfer or conveyance claims arising out of or related to any case under the Bankruptcy Code except to the extent such claims relate to Assumed Liabilities or the Assets.

2.3 ASSUMED LIABILITIES

     Effective as of the Closing, Buyer will pay or assume and agree to discharge only the following Liabilities of Sellers (collectively, the "Assumed Liabilities"): (a) the accounts payable of Sellers on the Closing Date relating to the Assets

          (i) which were outstanding on the Petition Date, or

          (ii) which were incurred after the Petition Date in accordance with this Agreement,

provided that Buyer shall not assume the accounts payable of Sellers set forth on Schedule 2.3(a) ("Excluded Payables") (the accounts payable assumed by Buyer in clause (i) and (ii) are referred to as the "Pre-Petition Payables" and "Post Petition Payables," respectively, and collectively as the "Vendor Liabilities"),
(b) such other contract liabilities in the amounts set forth on Schedule 2.3(b) ("Scheduled Liabilities"), (c) such accrued expenses as are set forth on
Schedule 2.3(c) ("Accrued Liabilities"), (d) all obligations and liabilities under the written terms of any Contracts, operating leases, capital leases or other agreements included within the Assets, including the Cure which has been finally determined in the Bankruptcy Case on or prior to the Closing and included on the Closing Balance Sheet, and (e) all principal and interest outstanding under the Buyer DIP.

2.4 RETAINED LIABILITIES

     The Retained Liabilities will remain the sole responsibility of and will be retained, paid, performed and discharged solely by Sellers. "Retained Liabilities" will mean every Liability of each Seller, whether known or unknown, fixed or contingent, other than the Assumed Liabilities.

2.5 PURCHASE PRICE

     Subject to the adjustment contemplated by Section 2.6 and Section 5.10, the purchase price for the Assets will be $121,000,000, plus the assumption of the Assumed Liabilities, plus interest on the amount of the Pre-Petition Payables from the Petition Date to the Closing Date at the per annum rate of 5%, minus
(i) the amount of the Scheduled Liabilities, (ii) the outstanding principal balance and accrued but unpaid interest of the Buyer DIP and (iii) any payment made by Sellers between the date of the Closing Balance Sheet and the Closing Date to satisfy any Liability other than the Assumed Liabilities (the "Purchase Price"). The Purchase Price will be paid at the Closing in the following manner:
(a) Buyer will pay to Pentacon in cash for distribution pursuant to the Plan the Cash Portion of the Purchase Price less $1,000,000; (b) Buyer will deposit with the Escrow Agent the sum of $1,000,000, which will be held in escrow for a period of 6 months following the Closing to secure the performance of each Seller's obligations under this Agreement; and (c) Buyer will pay the Pre-Petition Payables, plus interest thereon from the Petition Date to the Closing Date at the rate of 5% per annum, (d) Buyer will pay any other Assumed Liabilities, due and payable at the Closing and will discharge all other Assumed Liabilities, as and when they become due and payable. If Sellers' Net Assets (as defined in Schedule 2.5) as of the date of the Closing Balance Sheet are higher or lower than the Net Assets set forth on the Interim Balance Sheet, the Purchase Price will be adjusted upward or downward, respectively, on a dollar-for-dollar basis by such amount in accordance with Section 2.6 below.

2.6 ADJUSTMENT

     Pentacon will prepare and deliver to Buyer, within ten business days after the last day of the month immediately prior to Closing, Pentacon's pro forma consolidated balance sheet for such month, which shall contain such pro forma adjustments to reflect the elimination from such balance sheet of any assets which are not Assets and any liabilities which are not Assumed Liabilities (the "Closing Balance Sheet") and all supporting schedules. The Closing Balance Sheet
(i) will include as a liability the amount of the Cure constituting an Assumed Liability, and (ii) will be prepared in accordance with GAAP applied on a basis consistent with the preparation of the Interim Balance Sheet without giving effect to any purchase accounting adjustments arising from the Contemplated Transactions. If Sellers' Net Assets as of the date of the Closing Balance Sheet are higher or lower than the Net Assets as of the date of the Interim Balance Sheet, the Purchase Price will be adjusted upward or downward, on a dollar-for-dollar basis by such amount. Sellers and Buyer will act in good faith to resolve between themselves any disputes regarding the Closing Balance Sheet. If they are unable to do so within five business days after Buyer's receipt of the Closing Balance Sheet, then the issues in dispute will be submitted to Deloitte Touche Tohmatsu, certified public accountants (the "Accountants"), for resolution. Each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the disputed issues and to discuss the issues with the Accountants. The resolution of the issues in dispute by the Accountants, as set forth in a notice delivered to Buyer and Sellers by the Accountants, will be binding and conclusive on the parties. Buyer and Sellers will each bear 50% of the Accountants' fees and expenses for such resolution. Sellers will revise the Closing Balance Sheet to reflect the resolution of the issues in dispute, and the Purchase Price will be adjusted accordingly.

2.7 ALLOCATION OF PURCHASE PRICE AND ASSUMED LIABILITIES

     The Purchase Price will be allocated in accordance with Exhibit 2.7. After the Closing, the parties will make consistent use of the allocation, fair market values and useful lives specified in Exhibit 2.7 for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. The Plan shall provide that (a) within 45 days after the date the Purchase Price is determined, Buyer will prepare and deliver IRS Form 8594 to Seller to be filed with the IRS and (b) in any Proceeding related to the determination of any Tax, neither Buyer nor Seller will contend or represent that such allocation is not a correct allocation. The foregoing allocation will not be determinative of the appropriate allocation of the Purchase Price among any creditors of Sellers asserting the right to receive a portion of the Purchase Price as a distribution under the Bankruptcy Code.

2.8 CLOSING

     The Closing will take place at the offices of Haynes and Boone, L.L.P., 1000 Louisiana, Suite 4300, Houston, Texas 77002 at 10:00 a.m. (local time) on the later of (a) the 11th day after the date of entry of the Confirmation Order so long as such Confirmation Order is not subject to a stay, (b) the date that is two business days following the satisfaction or waiver of each of the conditions set forth in Articles 7 and 8, unless Buyer and Sellers agree otherwise, and (c) after the Net Asset adjustment described in Section 2.6 has been finally determined. Subject to Article 9, failure to consummate the purchase and sale provided for in this Agreement at the place and on the date determined by the previous sentence will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.


2.9  CLOSING DELIVERIES

     At the Closing:

          (a) Pentacon will deliver to Buyer:

               (i) a bill of sale substantially in the form of Exhibit 2.9(a)(i) ("Bill of Sale") executed by Seller;

               (ii) an assignment and assumption agreement substantially in the form of Exhibit 2.9(a)(ii) providing in part for the assignment of Sellers' rights under each Seller Contract to be included in the Assets ("Assignment and Assumption Agreement") executed by Sellers which Assignment and Assumption Agreement will also contain Buyer's undertaking to assume and discharge those obligations under the applicable Seller Contract that are Assumed Liabilities;

               (iii) for each leasehold or sub-leasehold interest in Real Property included in the Assets, an assignment of Sellers' rights under each Seller Contract evidencing such interest substantially in the form of Exhibit 2.9(a)(iii) (collectively, "Assignment and Assumption of Lease Agreements") executed by Sellers, which Assignment and Assumption of Lease Agreement will also contain Buyer's undertaking to assume and discharge those obligations under the applicable Seller Contract that are Assumed Liabilities;

               (iv)  separate  assignments  of  certain  Intellectual   Property
included in the Assets substantially in the forms of Exhibit 2.9(a)(iv) executed by Seller;

               (v) such other deeds, bills of sale, assignments, certificates of title and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer, Seller and their legal counsel and executed by Seller;

               (vi)  a  Transition   Services  Agreement  with  each  Transition
Employee;

               (vii) an escrow agreement substantially in the form of Exhibit 2.9(a)(vii) (the "Escrow Agreement"), executed by Pentacon and Southwest Bank of Texas (the "Escrow Agent");

               (viii)  a   release   substantially   in  the  form  of   Exhibit
2.9(a)(viii) executed by Sellers (the "Release Agreement"); -----------------

               (ix) a certificate executed by the president of Pentacon Aerospace Group and the president of Pentacon's Industrial Group as to the accuracy of Sellers' representations and warranties as of the date of this Agreement and as of the Closing and as to their compliance with and performance of its covenants and obligations to be performed or complied with on or before the Closing Date in accordance with Article 7;

               (x) a certificate of the Secretary of Pentacon certifying, as accurate and complete as of the Closing, attached copies of the Governing Documents of each Seller, certifying and attaching all requisite resolutions or actions of each Seller's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions, and certifying the incumbency and signatures of the officers of each Seller executing this Agreement and any other document relating to the Contemplated Transactions; and

               (xi) a certificate from the chief accounting officer of Pentacon that identifies all the payments made by Sellers to satisfy all Liabilities other than Assumed Liabilities from the Closing Balance Sheet date through the day prior to the Closing Date.

          (b) Buyer will deliver to Sellers:

               (i) the Cash Portion of the Purchase Price, adjusted as described in Section 2.6 (less $1,000,000 to be delivered to the Escrow Agent) by wire transfer to an account specified by Sellers in a writing delivered to Buyer at least two business days before the Closing Date; (ii) the Escrow Agreement executed by Buyer, together with the delivery of $1,000,000 to the Escrow Agent by wire transfer to an account specified by the Escrow Agent;

               (iii) the Assignment and Assumption Agreement executed by Buyer;

               (iv) the Assignment and Assumption of Lease Agreements executed by Buyer; (v) the Transition Services Agreements executed by Buyer;

               (vi) a certificate executed by the chief financial officer of Buyer as to the accuracy of Buyer's representations and warranties as of the date of this Agreement and as of the Closing in accordance with Article 8; and

               (vii) a release substantially in the form of Exhibit 2.9(b)(vii) executed by Buyer.

     In addition, on the Closing Date, Buyer will pay the Pre-Petition Payables, together with interest thereon at the rate of 5% per annum from the Petition Date to the date of payment.

     The Assignment and Assumption Agreement, Assignment and Assumption of Lease Agreements, Release Agreements and Escrow Agreement are collectively referred to as the "Ancillary Agreements."

2.10 PLAN

     (a) Subject to the terms and conditions of this Agreement, the Sellers agree to propose and file with the Bankruptcy Court, and use their best efforts to obtain confirmation of, the Plan pursuant to which the Assets shall be sold and conveyed to Buyer in accordance with Section 363 of the Bankruptcy Code in exchange for the Purchase Price and subject to the assumption of the Assumed Liabilities. Copies of the Plan and Disclosure Statement are attached hereto as Exhibits 2.10(a)(1) and 2.10(a)(2), respectively. Sellers will provide to Buyer the Plan and the Disclosure Statement and any amendments thereto before the filing thereof and a copy of the proposed Confirmation Order before the submission thereof to the Bankruptcy Court.

     (b) Sellers will be the sole proponent of the Plan, and as such may make such additions to and amendments of the Plan and Disclosure Statement as they may determine in their discretion. The Plan will not be amended to change the following terms of the Plan in a manner that is adverse to Buyer, without Buyer's consent, which will not be unreasonably withheld.

          (i) The Assets will be transferred to the Buyer pursuant to the Confirmation Order, free and clear of all liens, claims and encumbrances of any kind, nature and description, other than the Assumed Liabilities;

          (ii) Subject to the entry of the 365 Order, Sellers will assume, pursuant to Section 365 of the Bankruptcy Code those executory Contracts to be assigned and conveyed to Buyer as part of the Assets and Buyer will pay the Cure which constitutes an Assumed Liability and assume those Contracts and provide adequate assurance of future performance pursuant to Section 365 of the Bankruptcy Code.

     (c) Sellers shall promptly file a motion in the Bankruptcy Case, in a form acceptable to Buyer, to establish a bar date for filing claims for Cure for Contracts constituting part of the Assets.

2.11 BUYER DIP

     Buyer will make available to Sellers up to $20 million in debtor-in-possession financing ("Buyer DIP"). All principal and interest outstanding under the Buyer DIP will be deducted dollar-for-dollar from the cash portion of the Purchase Price as described in Section 2.5. The Buyer DIP will be used to fund prepayments, deposits, COD payments, and similar payments to trade creditors for goods and services provided to Sellers prior to Closing. The Buyer DIP will be subordinate only to the debtor-in-possession financing being made available to Sellers from their existing bank group, will be on terms and conditions substantially equivalent thereto, and will otherwise be accorded the highest available priority available to them under Section 364 of the Bankruptcy Code. The Buyer DIP will have to be approved by the Bankruptcy Court after notice to Seller's creditors and a hearing before the Bankruptcy Court.

                                    Article 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers represent and warrant to Buyer, jointly and severally, that, except as set forth in Sellers' Disclosure Schedule:

3.1 ORGANIZATION AND GOOD STANDING

     Each Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with requisite power and authority to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations hereunder and under the Ancillary Agreements. Each Seller is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified will not affect Sellers' ability to consummate the transactions contemplated by this Agreement.

3.2 ENFORCEABILITY; NO CONFLICT; SUBSIDIARIES

     (a) Subject to receipt of the Confirmation Order and the 365 Order, each Seller has the requisite power, authority and capacity to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations under this Agreement and such Ancillary Agreements. Assuming due authorization, execution and delivery of this Agreement by Buyer, following the approval of this Agreement and the transactions contemplated by this Agreement by the Bankruptcy Court pursuant to the Confirmation Order and the 365 Order, this Agreement will constitute the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles. Assuming due authorization, execution and delivery by the other parties thereto, following the approval of this Agreement and the transactions contemplated by this Agreement by the Bankruptcy Court pursuant to the Confirmation Order and the 365 Order, each Ancillary Agreement to which a Seller becomes a party will, upon execution and delivery, constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

     (b) Section 3.2(b) of Sellers' Disclosure Schedule lists all Consents and Governmental Authorizations other than as required by the Bankruptcy Court that Sellers are required to obtain from, and all notices that Sellers are required to give to any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions except those Consents, Governmental Authorizations or notices for which the failure to obtain would not have a Material Adverse Effect.

     (c) Except with respect to another Seller, no Seller owns, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.3 FINANCIAL STATEMENTS

     Sellers have delivered to Buyer (a) an audited consolidated balance sheet of Sellers as at December 31, 2001 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, together with the report thereon of Ernst & Young LLP, independent certified public accountants, and (b) an unaudited consolidated balance sheet of Sellers as at March 31, 2002 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flow for the three months then ended. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Sellers as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet). The financial statements referred to in this Section reflect the consistent application of accounting principles throughout the periods involved other than as disclosed therein.

3.4 ACCOUNTS RECEIVABLE

     All Accounts Receivable that are reflected on the Balance Sheet, the Interim Balance Sheet or the accounting records of Seller as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. There is no contest, claim, defense or right of setoff, other than in the Ordinary Course of Business, under any Contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

3.5 BOOKS AND RECORDS

     The books of account, minute books, equity record books and other financial records of each of the Sellers, all of which have been made available to Buyer, are accurate and complete in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, including the maintenance of an adequate system of internal controls. Each transaction of Sellers is properly and accurately recorded in all material respects on the books and records of Sellers, and each document (including any Contract, invoice or receipt) on which entries in Sellers' books and records are based is accurate and complete in all material respects.

3.6 INVENTORIES

     All items included in the Inventories are of a quality and quantity usable and, with respect to finished goods, salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been or will be reserved against, written off or written down to net realizable value on the Balance Sheet, the Interim Balance Sheet, the Closing Balance Sheet or the accounting records of Seller as of the Closing Date, as the case may be. Except for customer items that have been consigned or bailed, Seller is not in possession of any inventory not owned by Seller, including goods already sold. All of the Inventories now on hand that were purchased after the date of the Balance Sheet were purchased in the Ordinary Course of Business at a cost not materially exceeding market prices prevailing at the time of purchase. All Inventories are maintained at one of the locations of Real Property listed in
Section 3.8(b) of Sellers' Disclosure Schedule.

3.7 ABSENCE OF CERTAIN CHANGES AND EVENTS

     Except as set forth on Section 3.7 of the Sellers' Disclosure Schedule, since the date of the Balance Sheet, Sellers have conducted their business only in the Ordinary Course of Business and there has not been any:

          (a) change in payment or increase by Seller of any bonuses, salaries or other compensation to any Stockholder, director, officer or employee, except in each case for annual salary increases and otherwise in the Ordinary Course of Business;

          (b) adoption of, amendment to or increase in the payments to or benefits under, any Seller Benefit Plan or material Other Benefit Obligation, except in each case in the Ordinary Course of Business;

          (c) damage to or destruction or loss of any Asset, whether or not covered by insurance, with an aggregate value to Seller in excess of $100,000;

          (d) (i) modification, cancellation or termination of, or receipt of, notice of, termination of, any license, distributorship, dealer, sales representative, joint venture, credit, guaranty or similar Contract, which is material either individually or in the aggregate, except in each case in the Ordinary Course of Business or (ii) entry into any Contract or transaction involving a total remaining commitment by any Seller of at least $100,000;

          (e) sale, lease or other disposition of any Asset (other than in the Ordinary Course of Business) having a value in excess of $25,000;

          (f) cancellation or waiver of any claims or rights with a value to any Seller in excess of $50,000;

          (g) material acceleration or delay in the payment of accounts payable or in the collection of Accounts Receivable;

          (h) material change in the accounting methods used by Seller;

          (i) closure, cessation, consolidation or relocation of operations at any Facility, except for the Facilities identified in Section 3.7(i) of Sellers' Disclosure Schedule; or

          (j) Contract by Seller to do any of the foregoing.

3.8 PROPERTIES

          (a) Sellers own no fee simple interest in Real Property, and have no obligation to purchase or acquire, now or in the future, any fee simple interest in Real Property.

          (b) Section 3.8(b) of Sellers' Disclosure Schedule sets forth a true, correct and complete list of all leases and other agreements, including all amendments thereto (collectively, the "Real Property Leases"), under which Sellers have the right to use or occupy, now or in the future, any real property, including the land, buildings and other improvements (the "Real Property"). Except in connection with the Bankruptcy Petition, each Real Property Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by Sellers or their affiliates as tenants thereunder are current, no notice of default or termination under any Real Property Lease is outstanding, no termination event or condition or charged default on the part of Sellers or their affiliates as tenants or landlords exists under any Real Property Lease. Sellers have not received notice, and have no Knowledge, of any event that has occurred or condition that exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition.

          (c) Sellers have not received notice, and have no Knowledge, of any pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof, or of any sale or other position of the Real Property or any part thereof, in lieu of condemnation.

          (d) Sellers have valid leasehold interests in the Real Property, free and clear of any Encumbrances, except for Real Estate Permitted Encumbrances or as otherwise set forth in Section 3.8(b) of Sellers' Disclosure Schedule.

          (e) Use of the Real Property for the various purposes for which it is presently being used is permitted under applicable zoning Laws and is not subject to "permitted non-conforming" use or structure classifications. All Improvements are in material compliance with applicable Laws, including those pertaining to zoning, building and the disabled. No part of any Improvement encroaches on any real property not included in the Real Property, and there are no buildings, structures, fixtures or other improvements primarily situated on adjoining property which encroach on any part of the Real Property, in a manner that would cause a Material Adverse Effect.

3.9 SUFFICIENCY OF ASSETS

     Except with respect to the Excluded Assets, the Assets constitute all such assets necessary for the continued operation of Sellers' current business after the Closing in substantially the same manner as before the Closing. Sellers have accurately accounted for substantially all of the consolidated assets and liabilities of Pentacon as reflected on, and as of, the date of the Interim Balance Sheet, and, since such date Sellers have not shifted any material assets or material liabilities between Sellers and any of their Related Persons.

3.10 INTELLECTUAL PROPERTY

          (a) Sellers own or have the right to use pursuant to a valid Contract all material items of Intellectual Property necessary for the operation of the business of Sellers as presently conducted. Each material item of Intellectual Property owned or used by Sellers as of the date of this Agreement will be owned or available for use by Buyer on substantially identical terms immediately subsequent to the Closing, other than Intellectual Property that may not be assigned under Section 365 of the Bankruptcy Code. Sellers have taken all necessary and desirable actions within their control to maintain and protect each item of Intellectual Property that they own or use except for such actions that would not have a Material Adverse Effect.

          (b)  Sellers  have not,  in any  material  respect,  interfered  with, infringed upon, misappropriated or otherwise Contravened any intellectual property rights of third parties, and Sellers have not received any written notice and have no Knowledge of any other communication regarding any actual, alleged or potential such interference, infringement, misappropriation or Contravention. No event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result, nor will the continued operation by Buyer of Sellers' business after the Closing as presently conducted constitute or result, directly or indirectly, in any such material interference, infringement, misappropriation or Contravention. To Sellers' Knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise Contravened any Intellectual Property rights of Sellers.

          (c) Section 3.10(c) of Sellers' Disclosure Schedule identifies each issued patent and each registered trademark, service mark and copyright owned by any Seller and identifies each pending patent application or application for registration that has been made with respect to any Intellectual Property owned by any Seller. Sellers have made available to Buyer true and complete copies of all such patents, registrations and applications, each as amended to date, and all other written documentation evidencing ownership and prosecution of each such item.

3.11 CONTRACTS

          (a) Section 3.11(a) of Sellers' Disclosure Schedule contains an accurate and complete list of each of the following Seller Contracts to be included in the Assets (other than the Seller Contracts listed on Section 3.11(a)(x) of Sellers' Disclosure Schedule which may be identified as Excluded Contracts subject to Section 5.10):

               (i) each Seller Contract that was not entered into in the Ordinary Course of Business;

               (ii) each Seller Contract that is a letter of credit, bond or other indemnity (including letters of credit, bonds or other indemnities as to which Seller is the beneficiary but excluding endorsements of instruments for collection in the Ordinary Course of Business) or guarantee of a third party's obligation;

               (iii) each Seller Contract with respect to Intellectual Property (including Contracts with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property) except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $25,000 under which a Seller is the licensee;

               (iv) each Seller Contract with any labor union or other employee representative of a group of employees;

               (v)  each  Seller   Contract  other  than  Seller  Benefit  Plans
involving a sharing of profits, losses, costs or Liabilities by a Seller with any other Person;

               (vi) each Seller Contract containing covenants that in any way purport to restrict the business activity of any Seller or limit the freedom of any Seller to engage in any line of business or to compete with any Person;

               (vii) each Seller Contract providing for payments over $10,000 to or by any Person based on or determined by reference to sales, purchases or profits, other than direct payments for goods or standard form employee bonus plans;

               (viii) each power of attorney that is currently effective and outstanding, other than limited powers of attorneys issued in the Ordinary Course of Business, such as to custom brokers;

               (ix) each Seller Contract for capital expenditures in excess of $100,000; and

               (x) each Seller Contract that is not a vendor contract, a customer contract or a Real Property Lease, which Seller Contract provides for payments in excess of $100,000 in the aggregate.

          (b) Sellers have made available to Buyer a true and complete copy of each of the Seller Contracts listed in Section 3.11(a) of Sellers' Disclosure Schedule.

          (c) Except as may result from the Contemplated Transactions, each Seller Contract listed in Section 3.11(a) of Sellers' Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles. Sellers have not given or received notice and have no Knowledge of any other communication (written or oral) regarding any actual, alleged or potential Contravention of any Seller Contract listed in Section 3.11(a) of Sellers' Disclosure Schedule.

3.12 CUSTOMERS AND SUPPLIERS

     Sellers have made available to Buyer the names and addresses of the 10 largest customers and the 10 largest suppliers (measured in each case by dollar volume of purchases or sales during the year ended December 31, 2001) of Sellers taken as a whole and the dollar amount of purchases or sales which each such customer or supplier represented during the year ended December 31, 2001. Sellers have communicated to Buyer any actual or threatened termination, cancellation or material limitation of, or any material change in, the business relationship of Sellers with any such customer or supplier.

3.13 INSURANCE

     Sellers maintain in full force and effect Insurance Policies covering its insurable business risks and Liabilities in adequate amounts to provide reasonable protection for the business of and the properties owned and used by Sellers, including the Assets. Sellers have complied with each such Insurance Policy and program, and since December 31, 2001, Sellers have not, and will not have as of the Closing, made any material changes to any such Insurance Policies.

3.14 TAXES

          (a) All material Taxes that Sellers are required by law to withhold or collect, including sales and use Taxes and amounts required to be withheld for Taxes of employees, have been duly withheld or collected and, to the extent required, have been paid over to the proper taxing authority or are held in separate bank accounts for such purpose.

          (b) There are no Encumbrances upon any of the Assets arising from any failure or alleged failure to pay any Tax (other than Encumbrances relating to Taxes not yet due and payable).

          (c) Sellers have not made or become obligated to make, and neither Sellers nor Buyer will as a result of any Contemplated Transaction become obligated to make, any payments that could be nondeductible by reason of Section 280G (without regard to subsection (b)(4) thereof) or 162(m) of the Code, nor will Sellers or Buyer be required to "gross up" or otherwise compensate any individual because of the imposition of any excise tax on such a payment to the individual.

3.15 EMPLOYEE BENEFITS

          (a) Section 3.15 of Sellers' Disclosure Schedule contains an accurate and complete list of each Seller Benefit Plan and, subject to Section 5.10, identifies exceptions to the representations and warranties regarding the Seller Benefit Plans set forth herein. Sellers have made available to Buyer (i) all documents that set forth the terms of each Seller Benefit Plan or Other Benefit Obligation, and of any related trust, including all summary plan descriptions, summaries and descriptions furnished to participants and beneficiaries, (ii) all personnel, payroll, and employment manuals and policies, (iii) a written description of any Seller Benefit Plan or Other Benefit Obligation that is not otherwise in writing, (iv) all registration statements filed with respect to any Seller Benefit Plan, (v) all Insurance Policies purchased by or to provide benefits under any Seller Benefit Plan, (vi) all reports submitted to Sellers since December 31, 1999, by third-party administrators, actuaries, investment managers, trustees, consultants, or other independent contractors with respect to any Seller Benefit Plan or Other Benefit Obligation, (vii) the Form 5500 filed in each of the most recent three plan years with respect to each Seller Benefit Plan and Other Benefit Obligation, including all schedules thereto and the opinions of independent accountants, (viii) all notices that were given by any Seller, any ERISA Affiliate or any Seller Benefit Plan to the IRS or any participant or beneficiary, pursuant to statute, since December 31, 1999, (ix) all notices that were given by any Governmental Body to any Seller, any ERISA Affiliate or any Seller Benefit Plan since December 31, 1999, and (x) with respect to each Seller Benefit Plan that is a Qualified Plan, the most recent determination letter for each such Seller Benefit Plan.

          (b) Sellers have performed all of their obligations under each Seller Benefit Plan and with respect to each Other Benefit Obligation. Each Seller Benefit Plan has been administered in accordance with its terms. Sellers have made appropriate entries in their financial records and statements for all obligations and liabilities under the Seller Benefit Plans and Other Benefit Obligations that have accrued but are not due. Sellers, with respect to all Seller Benefit Plans and Other Benefit Obligations, is and each Seller Benefit Plan and Other Benefit Obligation are in compliance in all material respects with ERISA, the Code and other applicable Laws, including the provisions of such Laws expressly mentioned in this Section 3.18, and with any applicable collective bargaining agreement. No non-exempt transaction prohibited by ERISA
Section 406 and no non-exempt "prohibited transaction" under Code Section 4975(c) has occurred with respect to any Seller Benefit Plan. Sellers have no Liability to any Governmental Body with respect to any Seller Benefit Plan, including any Liability imposed by Chapter 43 of the Code. All employer and employee contributions which are due and owing as of the Closing Date with respect to the Seller Benefit Plans have been or will be made in accordance with local law and past practice. All contributions and payments made or accrued with respect to all Seller Benefit Plans and Other Benefit Obligations are deductible under Code Section 162 or 404. No event has occurred or circumstance exists that may result in a material increase in premium costs of Seller Benefit Plans and Other Benefit Obligations that are insured or a material increase in benefit costs of Seller Benefit Plans and Other Benefit Obligations that are self-insured. There is no materially unfunded liability under any Seller Benefit Plan. Other than routine claims for benefits submitted by participants or beneficiaries, no claim against, or Proceeding involving, any Seller Benefit Plan or Other Benefit Obligation is pending or, to Seller's Knowledge, is threatened.

          (c) Each Qualified Plan of Sellers has received a favorable determination letter from the IRS that it is qualified under Code Section 401(a) and that its related trust is exempt from federal income tax under Code Section 501(a), and each such Benefit Plan materially complies in form and in operation with the requirements of the Code and materially meets the requirements of a "qualified plan" under Section 401(a) of the Code. No event has occurred or circumstance exists that may give rise to disqualification or loss of tax-exempt status of any such Benefit Plan or trust.

          (d) Neither any Seller nor any ERISA Affiliate has ever established, maintained or contributed to, or had an obligation to maintain or contribute to, any Benefit Plan that is subject to Section 412 of the Code, Section 302 of ERISA, or Title IV of ERISA. Neither Seller nor any ERISA Affiliate has terminated any Benefit Plan subject to Title IV of ERISA. No Seller has ever established, maintained or contributed to, or had an obligation to maintain or contribute to, any voluntary employees' beneficiary association under Code
Section 501(c)(9), any organization or trust described in Code Section 501(c)(17) or 501(c)(20), or any welfare benefit fund as defined in Code Section 419(e). Neither any Seller nor any ERISA Affiliate has ever established, maintained, contributed to or otherwise participated in, or had an obligation to maintain, contribute to or otherwise participate in, or has any liability with respect to, any Multiemployer Plan. Except to the extent required under ERISA
Section 601 et seq. and Code Section 4980B, no Seller provides health or welfare benefits for any retired or former employee nor is it obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

          (e) Sellers have the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees. Sellers have complied with the provisions of ERISA Section 601 et seq. and Code Section 4980B and with the provisions of ERISA Section 701 et seq. and Subtitle K of the Code.

          (f) No individual classified as a non-employee for purposes of receiving employee benefits (such as an independent contractor, leased employee, consultant or special consultant), regardless of treatment for other purposes, is eligible to participate in or receive benefits under any Seller Benefit Plan.

          (g) Neither any Seller nor any ERISA Affiliate is a party to any agreement, whether written or oral, with change-in-control or similar provisions. Except as set forth in Section 3.15(g) of Seller's Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will: (1) entitle any employee to severance pay, (2) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to, any Seller Benefit Plan or Other Benefit Obligation in respect of any employee or (3) result in any breach or violation of, or a default under, any Seller Benefit Plan or Other Benefit Obligation.

3.16 EMPLOYEE RESTRICTIONS

     Neither Robert L. Ruck nor any employee of Sellers who reports directly to him, all of whom are listed on Section 3.16 of Sellers' Disclosure Schedule, is a party to, or is otherwise bound by, any Contract, including any confidentiality, noncompetition or proprietary rights agreement with any Person other than a Seller that adversely affects or could adversely affect (a) the performance of his or her duties for Sellers or Buyer, (b) his or her ability to assign to Sellers or Buyer rights to any invention, improvement, discovery or information relating to the business of Sellers or Buyer, or (c) the ability of Sellers or Buyer to conduct its business.

3.17 LABOR RELATIONS; EMPLOYMENT LAW COMPLIANCE; EMPLOYEES

          (a) Except as set forth on Section 3.17 of the Sellers Disclosure Schedule, no Seller has been, nor is any Seller currently a party to any collective bargaining agreement or other labor contract. To Sellers' Knowledge, no application or petition is pending for an election of or for certification of a collective bargaining agent representing Sellers' employees.

          (b) Sellers have provided to Buyer a complete list of the following information for each director, officer, Active Employee, employee on layoff status or long-term disability leave, independent contractor, consultant and agent of Sellers: name, job title, date of hiring or engagement, date of commencement, current compensation paid or payable and any change in compensation since April 1, 2002, sick and vacation leave that is accrued but unused, and service credited for purposes of vesting and eligibility to participate under any Seller Benefit Plan.

          (c) There is not pending or, to Sellers' Knowledge, threatened any formal Proceeding against or affecting Sellers relating to the alleged violation of any applicable Law pertaining to labor relations or employment matters. No formal grievance or arbitration Proceeding exists that might have an adverse effect on Sellers or the conduct of their business. There has been no charge of discrimination filed against or, to Sellers' Knowledge, threatened against Sellers with the Equal Employment Opportunity Commission or similar Governmental Body.

3.18 ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

     Except as set forth in Section 3.18 of Sellers' Disclosure Schedule:

          (a) Sellers are in material compliance with all Environmental Laws or Occupational Safety and Health Laws, in each case applicable to such Sellers. Sellers have not received any actual or threatened Order, notice or other communication from (i) any Governmental Body or other Person acting in the public interest, or (ii) the current or prior owner or operator of any Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which any Seller has an interest, or with respect to any property or Facility at or to which Hazardous Materials were used, processed or disposed of by such Seller.

          (b) There are no pending or, to Sellers' Knowledge, threatened, claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under any Environmental Law or Occupational Safety and Health Law, with respect to or affecting any Facilities or any other properties and assets (whether real, personal or mixed) in which any Seller has an interest.

          (c) Sellers have no basis to expect, nor have they received, any citation, directive, inquiry, notice, Order, summons, warning or other communication of any actual, alleged or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which any Seller has an interest.

          (d)  There  are  no  Hazardous   Materials   resulting  from  Sellers'
operations present on or in the Environment at any Facility in violation of Environmental Laws.

          (e) There has been no Release of any Hazardous Materials from Sellers' operations at or from any Facility.

          (f) Sellers have delivered to Buyer true and complete copies of any reports, studies, analyses, tests or monitoring results possessed by Sellers pertaining to Hazardous Materials or Hazardous Activities in, on or under any Facilities.

3.19 LEGAL PROCEEDINGS; ORDERS

          (a) Section 3.19(a) of Sellers' Disclosure Schedule lists any pending Proceedings (i) by or against any Seller that relate to or may affect the business of Sellers or any of the Assets, or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions (other than the Bankruptcy Case). To Sellers' Knowledge, no other such Proceeding has been threatened, and no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding (other than the Bankruptcy Case). Except for the Bankruptcy Petition, no such Proceedings will have a Material Adverse Effect.

          (b) Section 3.19(b) of Sellers' Disclosure Schedule lists each Order to which a Seller, or any of the Assets, is or has been subject. To Sellers' Knowledge, no officer, agent or employee of a Seller is subject to any Order that prohibits such officer, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of Sellers.

          (c) Each Seller is, and at all times since December 31, 1999, has been, in full compliance with all of the terms and requirements of each Order to which it or any of the Assets is or has been subject. No event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which such Seller or any of the Assets is subject. No Seller has received, at any time since December 31, 1999, any written notice or, to Sellers' Knowledge any other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged or potential violation of, or failure to comply with, any term or requirement of any Order to which such Seller or any of the Assets is or has been subject.

3.20 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

     Except as set forth in Section 3.20 of Sellers' Disclosure Schedule:

          (a) Without limiting the scope of any other representation in this Agreement, Sellers are, and at all times since December 31, 1999, have been, in material compliance with each Law that is applicable to it or to the conduct of its business or the ownership or use of any of the Assets except to the extent that noncompliance would not result in a Material Adverse Effect. Sellers have not received at any time since December 31, 1999 any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged or potential material Contravention of any applicable Law or any actual, alleged or potential obligation on the part of Sellers to undertake, or to bear all or any portion of the cost of, any remedial action of any nature with respect to the Assets.

          (b) Section 3.20(b) of Sellers' Disclosure Schedule contains an accurate and complete list of each material Governmental Authorization that is held by Sellers or that otherwise relates to the business of Sellers or to any of the Assets, each of which is valid and in full force and effect. Sellers are, and at all times since December 31, 1999, have been, in material compliance with all of the material terms and requirements of each such Governmental Authorization. Sellers have not received at any time since December 31, 1999, any written notice from any Governmental Body or any other Person regarding any actual, alleged or potential material Contravention of any material Governmental Authorization.

          (c) The Governmental Authorizations listed in Section 3.20(b) of Sellers' Disclosure Schedule collectively constitute all of the material Governmental Authorizations not held by Sellers which are necessary to permit Sellers to conduct their business lawfully in the manner in which they currently conduct such business and to permit Sellers to own and use the Assets in the manner in which they currently own and use the Assets.

3.21 DISCLOSURE

     No statement in Sellers' Disclosure Schedule or notification given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                                   Article 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Sellers that, except as set forth in Buyer's Disclosure Schedule:

4.1 ORGANIZATION

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

4.2 ENFORCEABILITY; NO CONFLICT


          (a) Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and its Ancillary Agreements and to perform its obligations under this Agreement and its Ancillary Agreements, which actions have been duly authorized and approved by all necessary corporate action of Buyer. Assuming the execution and delivery of this Agreement by Sellers, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Assuming their execution and delivery by the other parties thereto, the Ancillary Agreements to which Buyer becomes a party will, upon execution and delivery, constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

          (b) Buyer is not and will not be required to obtain any Consent or Governmental Authorization in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

          (c) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to (i) any provision of Buyer's Governing Documents, (ii) any resolution adopted by the board of directors or the stockholders of Buyer, (iii) any Law, Order or Governmental Authorization to which Buyer may be subject or (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

4.3 CERTAIN PROCEEDINGS

     There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's knowledge, no such Proceeding has been threatened.

4.4 BROKERS OR FINDERS

     Neither Buyer nor any of its Representatives have incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

4.5 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

          (a) BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS AND TO THE EXTENT EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLERS (OR ANYONE ACTING ON THEIR BEHALF) HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING THE ASSETS, THE ASSUMED LIABILITIES OR THE BUSINESS OF SELLERS.

          (b) BUYER FURTHER ACKNOWLEDGES AND AGREES THAT BUYER HAS HAD ADEQUATE OPPORTUNITIES TO INSPECT, EXAMINE AND INVESTIGATE THE ASSETS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLERS OR ANYONE ON THEIR BEHALF WITH RESPECT TO THE ASSETS WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT, EXCEPT AS SET FORTH HEREIN, NO SELLER HAS MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKE NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SET FORTH HEREIN, THE SALE OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS," "WHERE IS" BASIS. NOTHING HEREIN SHALL AFFECT THE WARRANTY OF TITLE IN THE SPECIAL WARRANTY DEEDS AND OTHER TRANSACTION DOCUMENTS CONVEYING THE ASSETS FROM SELLERS TO BUYER AT THE CLOSING.

4.6 FINANCING

     Buyer has cash on hand and/or available credit in amounts sufficient to pay the Purchase Price and otherwise consummate the Contemplated Transactions.

                                   Article 5

                       COVENANTS OF SELLERS BEFORE CLOSING

5.1 ACCESS AND INVESTIGATION

     Between the date of this Agreement and the Closing Date and upon reasonable advance notice from Buyer, each Seller will (a) afford Buyer and its
Representatives during normal business hours full and free access to Sellers' personnel, properties (including subsurface testing), Contracts, books and records, and other documents and data, (b) furnish such Persons with copies of all such Contracts, books and records, and other documents and data as Buyer may reasonably request, and (c) furnish such Persons with such additional financial, operating and other data and information as Buyer may reasonably request. Additionally, Sellers will provide Buyer with all schedules, statements and operating reports filed by Sellers with the Bankruptcy Court. To the extent Buyer conducts an environmental investigation involving testing, Buyer shall take any and all actions necessary or advisable to minimize the inconvenience to Sellers and shall indemnify and hold harmless Sellers from and against any and all claims, lawsuits, liabilities, damages, and expenses (including strict liability claims under the Comprehensive Environmental Response Compensation and Liability Act and similar state statutes) resulting from Buyer's actions. Buyer shall be responsible for restoring the Facility or other location to its pre-investigation condition, for any damage caused by its testing activities, and for the proper disposal of any wastes generated by its testing. Buyer will, upon Sellers' request, provide to Sellers a copy of any report, sample results or analysis generated by its environmental investigation.

5.2 OPERATION OF THE BUSINESS OF SELLER

     Except as otherwise contemplated by this Agreement, between the date of this Agreement and the Closing Date, each Seller will (a) conduct its business only in the Ordinary Course of Business, (b) use its Best Efforts to preserve intact its current business organization (including the maintenance of existing insurance coverage), keep available the services of its current officers, employees and agents, and maintain relations and goodwill with its suppliers, customers, landlords, creditors, employees, agents and others having business relationships, (c) confer with Buyer concerning operational matters of a material nature, and (d) otherwise conduct its business subject to the limitations and restrictions imposed by the Bankruptcy Code and the Bankruptcy Court; provided, however, that Sellers will terminate or consolidate operations at certain Facilities and will close certain Facilities as provided in the Facility Consolidation Plan, dated April 25, 2002 and as communicated to Buyer on May 3, 2002 during due diligence.

5.3 NEGATIVE COVENANT

     Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not without the prior written consent of Buyer, (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events in Section 3.7 would be likely to occur, (b) make any modifications to any other material Seller Contract or Governmental Authorization, permit the levels of Inventories, Accounts Receivable and pre-paid assets to vary materially from the levels customarily maintained, which consent will not be unreasonably withheld, or (d) enter into any compromise or settlement of any pending or threatened material Proceeding outside the Ordinary Course of Business relating to the Assets or the Assumed Liabilities. Sellers will use their Best Efforts not to pay or satisfy on the Closing Date (i) any principal or interest on debtor-in-possession financing; (ii) any principal or interest on the Second Amended and Restated Loan Agreement dated September 30, 1999 (and as subsequently amended or replaced) between Pentacon and Bank of America NA, as agent; (iii) any principal or interest on the 12.25% Senior Subordinated Notes due 2009 and related Indenture (the "Senior Subordinated Debt"); or (iv) any Liabilities other than Assumed Liabilities; provided that if any such payment is made, the Confirmation Order shall provide that the amount of such payment will be refunded in full to Buyer following the Closing.

5.4 REQUIRED APPROVALS

     As promptly as practicable after the date of this Agreement, Sellers will make all filings that they are required by applicable Law to make to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will (a) cooperate reasonably with Buyer with respect to all filings that Buyer elects to make or that Buyer is required by Law to make in connection with the Contemplated Transactions, and (b) cooperate reasonably with Buyer in obtaining any Governmental Authorizations and Consents required to consummate the Contemplated Transactions.

5.5 NOTIFICATION

     Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Sellers become aware of (a) any fact or condition that causes or constitutes a breach of any of Sellers' representations and warranties as of the date of this Agreement, or (b) the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence or discovery of such fact or condition. Should any such fact or condition require any change in Sellers' Disclosure Schedule, Seller will promptly deliver to Buyer a supplement to Sellers' Disclosure Schedule specifying such change. Such delivery shall be deemed to update the Sellers' Disclosure Schedule as of the date of delivery, and shall be deemed to qualify Sellers' representations and warranties from and after the date of delivery, including any requirement that Sellers' representations and warranties be materially true at Closing. Such delivery, however, will not affect any rights of Buyer under Article 9 and Article 11 for breaches of representations and warranties made or deemed made prior to the date of delivery of such revised Sellers' Disclosure Schedule. During the same period, Sellers will promptly notify Buyer of the occurrence of any breach of any covenant of Sellers in this Article or of the occurrence of any event that may make the satisfaction of the conditions in Article 7 impossible or unlikely.

5.6 NO SOLICITATION

     Except as required by the Bankruptcy Code or other applicable Law, until such time, if any, as this Agreement is terminated pursuant to Article 9, Sellers will not, and will cause each of their Representatives not to, directly or indirectly, solicit, initiate, or otherwise encourage any inquiries, proposals or offers from, or discussions or negotiations with, any Person (other than Buyer) relating to any business combination transaction involving any Seller, including the sale of any of the shares of any Seller, any merger or consolidation, or the sale of any of the Assets (other than in the Ordinary Course of Business). Notwithstanding the foregoing, Sellers may respond to any such inquiries, proposals or offers that were not solicited, initiated or encouraged by Sellers or any of Sellers' Representatives, as contemplated by
Article 10, provided Sellers fully comply with Article 10.

5.7 BEST EFFORTS

     Sellers will use their Best Efforts to cause the conditions in Article 7 and Section 8.2 to be satisfied.

5.8 INTERIM FINANCIAL STATEMENTS

     Until the Closing Date, Pentacon will deliver to Buyer within fifteen business days after the end of each month a copy of its consolidated balance sheet, income statement and supporting schedules for such month prepared in a manner and containing information consistent with Sellers' current practices and certified by Sellers' chief accounting officer as to compliance with Section
3.3. Monthly operating reports will be provided to Buyer as soon as they become available.

5.9 BULK TRANSFER; REFUNDABLE INCOME TAX AMOUNT

          (a) Buyer and Sellers hereby waive compliance with the bulk transfer provisions of the Uniform Commercial Code (or any similar law) in connection with the Contemplated Transactions. Notwithstanding any provision of this Agreement to the contrary, any and all claims, losses, damages, liabilities, costs and expenses incurred by Buyer, Sellers or any of their respective affiliates as a result of any failure to comply with any such bulk transfer provisions shall be borne by Sellers.

          (b) The Confirmation Order shall provide that, if the Refundable Income Tax or any other Tax refund amount included in the Assets has not been received by Sellers prior to Closing, Sellers shall be required to deliver such Refundable Income Tax Amount to Buyer promptly following receipt.

5.10 SPECIFIED SCHEDULE UPDATES

     Sellers will deliver to Buyer on or before 12:00 p.m. Central Daylight Time on May 29, 2002 an update to Section 3.11(a)(x) and Section 3.15 of Sellers' Disclosure Schedule. Within one business day of Buyer's receipt thereof, Buyer will deliver to Sellers an update to Schedule 2.2(a) reflecting any additional Seller Contracts to be identified thereon as Excluded Contracts. If any update made to Section 3.15 of Sellers' Disclosure Schedule results in a cost, expense or other Liability to Buyer identified prior to Closing, Buyer will be entitled to receive a dollar-for-dollar reduction in the Purchase Price, or, if such Liability is identified subsequent to the Closing, a claim for indemnification and a right of setoff under the Escrow Agreement that will not be subject to any limitation set forth in Section 11.5 hereof.

                                   Article 6

                        COVENANTS OF BUYER BEFORE CLOSING

6.1 REQUIRED APPROVALS

     As promptly as practicable after the date of this Agreement, Buyer will make all filings that it is required by Law to make to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will (a) cooperate reasonably with Sellers with respect to all filings that Sellers elect to make or that they may be required by Law to make in connection with the Contemplated Transactions, and (b) cooperate reasonably with Sellers in obtaining any Governmental Authorizations and Consents required to consummate the Contemplated Transactions.

6.2 BEST EFFORTS

     Buyer will use its Best  Efforts to cause the  conditions  in Article 8 and
Section 7.2 to be satisfied.

6.3 CONFIDENTIALITY

     Buyer shall hold, and shall cause its employees, agents, affiliates, consultants, representatives and advisors to hold, any information which it or they receive in connection with Section 5.1 of this Agreement in strict confidence in accordance with and subject to the terms of the Confidentiality
Agreement, dated as of March 8, 2002, between Buyer and Pentacon (the "Confidentiality Agreement").

                                   Article 7

               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1 PERFORMANCE

     All of the covenants and obligations that Sellers are required to perform or to comply with under this Agreement on or before the Closing Date (considered both collectively and individually) must have been duly performed and complied with in all material respects.

7.2 CONSENTS

     Each of the Governmental Authorizations and Consents identified in Schedule
7.2 must have been obtained and must be in full force and effect.

7.3 ADDITIONAL DOCUMENTS

    Sellers will have delivered to Buyer:

          (a) if requested by Buyer, any consents or other instruments that may be required to permit Buyer's qualification under each Seller's name in each jurisdiction in which a Seller is licensed or qualified to do business as a foreign corporation;

          (b) all schedules, statements and operating reports filed with the Bankruptcy Court; and

          (c) such other documents as Buyer may reasonably request for the purpose of evidencing the satisfaction of any condition referred to in this Article.

7.4 CONFIRMATION ORDER; 365 ORDER; THIRD PARTIES

          (a) The Confirmation Order and the 365 Order must have been entered.

          (b) The Confirmation Order must include a finding that all third parties entitled to notice of the Contemplated Transactions (including, without limitation, the third parties to the assumed and assigned executory contracts and unexpired leases which are part of the Assets) have been properly served by the Sellers.

          (c) More than 120 days must not have elapsed from the filing of the Bankruptcy Petition without the entry of the Confirmation Order and the 365 Order, unless the delay in obtaining such order is solely due to the schedule of the Bankruptcy Court or to the breach of this Agreement by Buyer.

7.5 INJUNCTION

     No order shall be in effect that enjoins, restrains, conditions or prohibits the consummation of the Contemplated Transactions.

7.6 FORCE MAJEURE

     No acts of God or war or terrorism will have occurred that has a Material Adverse Effect.


7.7 OPPORTUNITY TO CURE

     In the event that Buyer notifies Sellers of its decision not to consummate the sale and purchase of the Assets due to the failure of any of the conditions contained in this Article 7 to be satisfied, Sellers shall have the opportunity for a period of 10 business days to take such actions as may be necessary to remedy the circumstances which have resulted in the failure of such condition or conditions to be satisfied.

                                    Article 8

              CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

     Sellers' obligation to sell the Assets and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

8.1 BUYER'S PERFORMANCE

     All of the covenants and obligations that Buyer is required to perform or to comply with under this Agreement on or before the Closing Date (considered both collectively and individually) must have been performed and complied with in all material respects.

8.2 CONSENTS

     Each of the Governmental Authorizations and Consents required to be obtained as a condition to the Closing must have been obtained and must be in full force and effect.

8.3 INJUNCTION

     No order shall be in effect that enjoins, restrains, conditions or prohibits the consummation of the Contemplated Transactions.

8.4 CONFIRMATION ORDER; 365 ORDER

    The Confirmation Order and the 365 Order must have been entered.

                                    Article 9

                                   TERMINATION

9.1 TERMINATION EVENTS

     Subject to Section 9.2, this Agreement may, by notice given before or at the Closing, be terminated:

          (a) by mutual written consent of Buyer and Sellers;

          (b) by Buyer if a Seller has committed a material breach of any provision of this Agreement and Buyer has not waived such breach, provided, however, that prior to terminating this Agreement pursuant to this Section, Buyer will notify Sellers of such breach and give Sellers 15 days to cure such breach and provide an updated Sellers' Disclosure Schedule.

          (c) by Sellers if Buyer has committed a material breach of any provision of this Agreement and Sellers have not waived such breach; provided, however, that prior to terminating this Agreement pursuant to this Section, Pentacon will notify Buyer of such breach and give Buyer 15 days to cure such breach and provide an updated Buyer's Disclosure Schedule.

          (d) by Buyer if it is or becomes impossible to satisfy any condition in Article 7 (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition;

          (e) by Sellers if it is or becomes impossible to satisfy any condition in Sections 8.1, 8.2 and 8.3 (other than through the failure of Sellers to comply with its obligations under this Agreement) and Sellers have not waived such condition;

          (f) by Buyer if the Confirmation Order and the 365 Order have not been entered as provided in Section 7.4 above;

          (g) by Buyer in accordance with the following:

               (i) The  "Actual  Cumulative  EBITDA  Ratio"  will  equal (i) the
EBITDA of Seller for the three months ending on the last day of the month preceding the Closing divided by (ii) the EBITDA of Sellers set forth in Sellers' Business Plan for such period. EBITDA for any period means Pentacon's consolidated earnings for such period, plus, to the extent deducted in calculating such earnings, all net interest expense, including the interest component of capital lease obligations, all income tax expenses, all depreciation and amortization expense, and all costs and expenses of Sellers attributable to severance expenses, the filing of the Bankruptcy Petition, preparation of the Plan and Disclosure Statement, the consummation of the Plan and this Agreement and costs of the Contemplated Transactions and alternative restructuring transactions. If the Actual Cumulative EBITDA Ratio is 0.60 or less, Buyer may terminate the Definitive Agreement.

               (ii) The "Actual Monthly EBITDA Ratio" will equal (i) the EBITDA of Seller for any single month starting after March 31, 2002 and ending prior to the Closing divided by (ii) the EBITDA of Seller set forth in Business Plan for such period. If the Actual Monthly EBITDA Ratio is 0.50 or less, Buyer may terminate the Definitive Agreement; and

          (h) by Buyer at its discretion upon notice from Sellers or the Bankruptcy Court that Sellers (i) have entered into a definitive agreement providing for a Competing Transaction or (ii) have filed a pleading with the Bankruptcy Court to enter into any Competing Transaction.

9.2 EFFECT OF TERMINATION

          (a) Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. Subject to Section 9.2(b) below, if this Agreement is terminated pursuant to
Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations in Sections 6.3, 9.2, 14.1, 14.2, 14.3, 14.15 and
14.16 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of any other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

          (b) Subject to Bankruptcy Court approval to be included as part of the Bid Procedures Order, Seller will promptly, but in no event later than five business days after the first to occur of any of the events described in the following clauses, pay to Buyer in cash the amount of Buyer's out-of-pocket costs and expenses incurred in connection with pursuing, negotiating and/or consummating the Contemplated Transactions, including all fees and expenses of Buyer's investment bankers, counsel, auditors, consultants and other representatives, which amount will not exceed $1,500,000:

               (i) Buyer terminates this Agreement due to a material breach by any Seller of any provision hereunder;

               (ii) Sellers terminate this Agreement for any reason other than Buyer's material breach of any provision hereunder; or

               (iii) Buyer terminates this Agreement pursuant to Section 9.1(f) and at the time of such termination Sellers have entered into a definitive agreement for a Competing Transaction.

                                   Article 10

                       BREAK-UP FEE AND OVERBID PROCEDURES

10.1 COMPETITIVE BIDDING

     Buyer acknowledges that, from the date hereof and any prior time and until the transaction contemplated by this Agreement is consummated, Sellers may be debtors-in-possession under the Bankruptcy Code, to the extent required by the the Bankruptcy Code or applicable Law, Sellers will cause their Representatives and affiliates to consider the submission of any inquiries, proposals or offers by, any Person (in addition to Buyer) to (i) make a tender or exchange offer for and/or acquire 50% or more of the outstanding shares of any class of capital stock of any Seller, (ii) acquire 50% or more of the outstanding principal amount of the Senior Subordinated Debt or (iii) enter into an agreement to acquire and/or consummate any transaction providing for the acquisition of any Seller by merger, consolidation, recapitalization, reorganization or purchase of 50% or more of its assets, either in or out of bankruptcy (a "Competing Transaction"). In addition, Sellers shall have the responsibility and obligation to respond to any inquiries or offers to purchase the Assets and perform any and all other acts related thereto which are required under the Bankruptcy Code or other applicable law, including, without limitation, supplying information relating to the business of Sellers and the Assets to prospective purchasers. Sellers shall promptly notify Buyer of the existence of any inquiry, proposal or offer received by Sellers with respect to any Competing Transaction, and Sellers shall communicate to Buyer the material terms of any inquiry, proposal or offer which it may receive with respect to any Competing Transaction but not the identity of the party making such inquiry, proposal or offer. Sellers shall promptly provide to Buyer any non-public information regarding the Assets or the business of Sellers provided to any other party which was not previously provided to Buyer.

10.2 BIDDING PROCEDURES

     This Agreement contemplates that there shall be a sale of Sellers' Assets to Buyer pursuant to the Plan in accordance with Section 363 of the Bankruptcy Code. The sale of Assets to Buyer may become subject to a competitive bidding process. Such bidding process shall include a break-up fee for Buyer which shall be implemented pursuant to an order of the Bankruptcy Court establishing the competitive bidding procedures and related break-up fee (the "Bid Procedures Order"). Within ten (10) business days after the Petition Date, Sellers shall file a motion with the Bankruptcy Court seeking approval of the Bid Procedures Order. The Bid Procedures Order shall approve competitive bidding, overbid, and sales procedures and, among other provisions, provide:

          (a) that a proposal for a Competing Transaction must be in writing and submitted using this Agreement as a form (the "Competing Agreement"). A Competing Agreement shall be made upon terms and conditions substantially similar to those contained in this Agreement (except as may constitute an improvement on the terms set forth therein), and must be accompanied by a "clean" and "black-lined" version of the Competing Agreement marked to show changes from this Agreement;

          (b) that, to be a qualified bid, a Competing Transaction shall provide additional cash consideration in an amount not less than $4,000,000, and that any successive overbids (by any Person) shall be made in increments not less than $1,000,000 in excess of the last submitted, highest qualified bid for the Assets;

          (c) that Sellers retain sole discretion to evaluate successive overbids based on the aggregate net consideration provided in light of any Break-Up Fee to be paid as well as any other factor Sellers determine has bearing on whether a successive overbid is a higher and better offer;

          (d) that any Person submitting a Competing Transaction shall provide an Earnest Money Deposit in an amount at least equal to the Break-Up Fee;

          (e) that the deadline for any Person submitting a qualified bid for a Competing Transaction be five business days prior to the hearing to be held to approve the Sellers' Disclosure Statement; and

          (f) for the payment of a break-up fee of $3,000,000 (the "Break-Up Fee") to Buyer in the event a Competing Transaction is consummated and Sellers do not consummate a transaction with Buyer as contemplated in this Agreement.



                                   ARTICLE 11

                            INDEMNIFICATION; REMEDIES

11.1 SURVIVAL

     All  representations,   warranties,   covenants  and  obligations  in  this
Agreement will survive the Closing and the consummation of the Contemplated Transactions, subject to the limitations set forth in this Article.

11.2 INDEMNIFICATION BY SELLERS

     Sellers will indemnify and hold harmless Buyer and its Representatives (collectively, the "Buyer Indemnitees") for, and will pay to the Buyer Indemnitees the monetary value of, any Adverse Consequences arising, directly or indirectly, from or in connection with:

               (a) any breach of any representation or warranty made by any Seller in this Agreement or in any certificate or document delivered by Sellers pursuant to this Agreement;

               (b) any breach by any Seller of any covenant or obligation in this Agreement;

               (c) any Retained Liability;

               (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or any Stockholder (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; and

               (e) any Proceedings, demands or assessments incidental to any of the matters set forth in Sections 11.2(a) through (d).

11.3 INDEMNIFICATION BY BUYER

         Buyer will indemnify and hold harmless Sellers and their Representatives (collectively, the "Seller Indemnitees"), and will pay to Seller Indemnitees the monetary value of any Adverse Consequences arising, directly or indirectly, from or in connection with:

               (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document delivered by Buyer pursuant to this Agreement;

               (b) any breach by Buyer of any covenant or obligation in this Agreement;

               (c) any of the Assumed Liabilities;

               (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions; and

               (e) any Proceedings, demands or assessments incidental to any of the matters set forth in Section 11.3(a) through (d).

11.4 TIME LIMITATIONS

     (a) If the Closing occurs, Sellers will have no Liability (for indemnification or otherwise) for breach of (i) a covenant or obligation to be performed or complied with before the Closing Date or (ii) a representation or warranty, other than those in Sections 3.1, 3.2, 3.15, 3.16 or 3.18, unless on or before the six month anniversary of the Closing Date, and with respect to a claim under Sections 3.1, 3,2, 3.15, 3.16 or 3.18, unless on or before the one year anniversary of the Closing Date, Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. A claim for indemnification or reimbursement based upon fraud or intentional misrepresentation or for a breach of Section 12.3(d) may be made at any time.

     (b) If the Closing occurs, Buyer will have no Liability (for indemnification or otherwise) for breach of (i) a covenant or obligation to be performed or complied with before the Closing Date or (ii) a representation or warranty, unless on or before the six month anniversary of the Closing Date, Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

11.5 LIMITATIONS ON AMOUNT - SELLERS

     Sellers shall have no liability or obligation to Buyer under this Agreement, except to the extent that the amount thereof exceeds $500,000 as to all events or occurrences in the aggregate. In addition, Sellers will have no liability for the amount by which the total monetary value of all Adverse Consequences or other claims or damages exceeds $1,500,000. Notwithstanding the foregoing, the limitations of this Section 11.5 will not apply to any fraud or any intentional misrepresentation by a Seller or any breach of a covenant herein or as provided under Section 5.10.

11.6 LIMITATIONS ON AMOUNT--BUYER

     Buyer will have no liability for the amount by which the total monetary value of all Adverse Consequences exceeds $1,000,000.

11.7 PROCEDURE FOR INDEMNIFICATION--DEFENSE OF THIRD-PARTY CLAIMS

     (a) Promptly after receipt by a Person  entitled to indemnity under Section
11.2 or 11.3 (an "Indemnified Person") of notice of the assertion of a third-party claim against it, the Indemnified Person will, if a claim is to be made against a Person obligated to indemnify under such Section (an "Indemnifying Person"), give notice to the Indemnifying Person of the assertion of such claim. An Indemnified Person's failure to notify an Indemnifying Person will not relieve the Indemnifying Person of any Liability that it may have to the Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the resolution of such claim is prejudiced by the Indemnified Person's failure to give such notice.

     (b) If any claim referred to in Section 11.7(a) is brought against an Indemnified Person by means of a Proceeding and the Indemnified Person gives notice to the Indemnifying Person of the commencement of such Proceeding, the Indemnifying Person will be entitled to participate in such Proceeding and, to the extent that it wishes, to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Person (unless (i) the Indemnifying Person is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding). After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Article for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification, (ii) no compromise or settlement of such claims may be effected by the Indemnifying Person without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Laws or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person, and (iii) the Indemnified Person will have no Liability with respect to any compromise or settlement of such claims effected without its consent.

     (c) If notice is given to an Indemnifying Person of the commencement of any Proceeding and the Indemnifying Person does not, within ten days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the Indemnifying Person will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person.

     (d) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Proceeding, but the Indemnifying Person will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     (e) Notwithstanding the provisions of Sections 11.7(a) through (d), Buyer will be entitled to assume control of any Cleanup and related Proceeding arising from a claim relating to any Environmental, Health and Safety Liability on a Facility or Real Property then owned or used by Buyer in its operations.

11.8 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

     A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party obligated to indemnify and will be paid promptly after such notice.

11.9 TREATMENT OF INDEMNIFICATION PAYMENTS

     Any indemnification payment made pursuant to this Article will be treated by the parties to the extent permitted under applicable Law as an adjustment to the Purchase Price for Tax, accounting and all other purposes.

11.10 ESCROW; RIGHT OF SETOFF

     Buyers shall have rights of setoff as provided in the Escrow Agreement. Neither the exercise of nor the failure to exercise such right of setoff or to give a notice of a claim under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

                                   ARTICLE 12

                              ADDITIONAL COVENANTS

12.1 TRANSACTION TAXES

     Sellers will pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, including all transfer, documentary, recording, notarial, sales, use, registration, stamp and similar Taxes and fees, regardless of the Person on whom Laws impose such Taxes.

12.2 DISTRIBUTION OF PROCEEDS

     In addition to payment of Taxes pursuant to Section 12.1, Sellers will provide for the distribution of the Purchase Price proceeds in accordance with the Plan.

12.3 ASSISTANCE IN PROCEEDINGS; PRIVILEGES; ACCESS TO RECORDS

     (a) Each party will cooperate reasonably with the other party and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (i) any Contemplated Transaction or (ii) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Sellers or their business or any Stockholder.

     (b) Sellers and Buyer acknowledge that the Assets include all attorney work-product protections, attorney-client privileges and other legal protections and privileges to which Sellers may be entitled in connection with any of the Assets or Assumed Liabilities. Sellers are not waiving, and will not be deemed to have waived or diminished, any of its attorney work-product protections, attorney-client privileges or similar protections or privileges as a result of the disclosure of information to Buyer and its Representatives in connection with this Agreement and the Contemplated Transactions. Sellers and Buyer (i) share a common legal and commercial interest in all of the information and communications that may subject to such protections and privileges, (ii) are or may become joint defendants in Proceedings to which such protections and privileges may relate and (iii) intend that such protections and privileges remain intact should either party become subject to any actual or threatened Proceeding to which such information or communications relate. Sellers agree that they will have no right or power after the Closing Date to assert or waive any such protection or privilege included in the Assets. Sellers will take any actions reasonably requested by Buyer, at the sole cost and expense of Buyer unless Buyer is entitled to indemnification therefor under the provisions of
Article 10, in order to permit Buyer to preserve and assert any such protection or privilege included in the Assets.

     (c) After the Closing Date, Buyer will retain for a period consistent with Buyer's record retention policies and practices but for a minimum of 6 years, those Records of Sellers delivered to Buyer. Buyer also will provide Sellers and their Representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or Tax Returns or deal with Tax audits or other Proceedings or for any other reasonable business purpose specified in such notice. After the Closing Date, Sellers will provide Buyer and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by Buyer in such notice.

     (d) After the Closing Date, Sellers will take all actions reasonably requested by Buyer, at Buyer's expense, to preserve, collect, and promptly assign and/or endorse over to Buyer any and all Tax refunds included in the Assets, and not collected by Sellers as of the Closing Date. If any Governmental Body takes any action to reduce the amount of any Tax refund claimed by Sellers on a Tax Return filed before the Closing date, or on a Tax Return filed after the Closing Date but relating to a Tax period ending on or before the Closing Date, Sellers will promptly notify Buyer of such action, and take such responsive action, at Buyer's expense, as Buyer may reasonably request. Sellers will keep Buyer informed quarterly of the progress of all such refund claims until the last refund or portion thereof has been collected by Buyer.

12.4 POST-CLOSING ASSISTANCE

     Buyer agrees to make available to Sellers from and after the Closing the services of such Continued Employees and any other senior managers of Sellers then employed by Buyer as Sellers may reasonably request, having due regard for the employment obligations of such Continued Employees and other senior managers, to Buyer, for the purposes of assisting Sellers with respect to (i) claims reconciliation, (ii) other administrative matters related to the Plan and
(iii) the winding-up of the affairs of Sellers.

12.5 FURTHER ASSURANCES

     Subject to the provisos in Section 6.1, the parties will cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the parties agree (a) to furnish upon reasonable request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions. If Sellers or Buyer after the Closing Date receives any funds properly belonging to the other party in accordance with the terms of this Agreement, the receiving party will promptly so advise such other party, will segregate and hold such funds in trust for the benefit of such other party and will promptly deliver such funds, together with any interest earned thereon, to an account or accounts designated in writing by such other party.

                                   ARTICLE 13

                         EMPLOYEES AND EMPLOYEE BENEFITS

13.1 PRE-CLOSING EMPLOYMENT LIABILITIES

     Through the Closing, Sellers will continue to be responsible for (i) the payment of all wages to Active Employees with respect to their services as employees of Sellers, (ii) the payment to Active Employees of any termination or severance payments under Seller Benefit Plans or Other Benefit Obligations and the provision of group health plan continuation coverage in accordance with the requirements of ERISA Section 601 et seq. and Code Section 4980 B, and (iii) all payments to Active Employees required under the WARN Act.

13.2 EMPLOYMENT; SELLER BENEFIT PLANS

     (a) Buyer agrees to offer employment to all Active Employees employed by Sellers effective as of the Closing Date, other than the Transition Employees. Except as otherwise agreed by Buyer and Sellers' employees, all such offers shall be for employment at will. Employees of Sellers accepting such offers of employment with Buyer, other than those senior managers of Sellers who execute employment contracts with Buyer at the Closing, ("Continued Employees") shall be provided with substantially similar positions as such employees held immediately prior to the Closing Date and at compensation and benefits that are substantially equivalent to or better than the compensation and benefits provided by Sellers to such employees as of the date of this Agreement and which compensation and benefits will extend for a period of at least twenty four months thereafter so long as such employees continue to remain employed by Buyer. Sellers shall terminate all persons who are to become Continued Employees on the Closing Date in compliance with all applicable Laws, rules, regulations and order requirements.

     (b) Sellers agree to take all action and execute such documents as may be necessary or advisable to show that Buyer has assumed the Seller Benefit Plans and that Buyer has become the Plan Sponsor of such Benefit Plans. Buyer agrees to take all reasonable actions and execute such documents as may be reasonably necessary for the Buyer to assume the Seller Benefit Plans and to become the Plan Sponsor of such Benefit Plans on the Closing Date.

     (c) Buyer and its Affiliates will take into account all service of the Continued Employees earned while employed by Sellers prior to the Closing Date and will treat such service as service with Buyer for purposes of determining such employees' eligibility for holidays, sick days and vacation benefits. Any group health, disability or other welfare benefit plan made available by Buyer for the benefit of any Continued Employee and his or her dependents and beneficiaries will not contain any exclusion or limitation with respect to any preexisting condition for such Continued Employee or his or her dependents or other beneficiaries and Buyer will credit all such individuals with deductibles and out-of-pocket maximums incurred or paid by on behalf of such individuals for the applicable plan year containing the Closing Date. Buyer will take into account all service of the Continued Employees with Sellers prior to the Closing Date for purposes of participation and vesting under the Benefit Plans of Buyer, but will not take such services into account for the purpose of calculating any benefit under Buyer's pension and excess benefit plans.

     (d) The parties hereto agree that, as soon as practicable following the execution of this Agreement, they will undertake a joint review of the liabilities under the Seller Benefit Plans. Sellers will use their reasonable best efforts to disclose to Buyer as promptly as possible all such information as Buyer or its advisors may reasonably request pertaining to the amount and funding of such liabilities.

     (e) As soon as practicable following the Closing Date, Sellers will cause to be transferred to Buyer any trust, Insurance Policy (other than director and officer insurance policies), cash and other assets set aside or designated to fund or finance any Seller Benefit Plan or Other Benefit Obligation or other employee benefit or employment-related liabilities related to the Continued Employees and assumed by the Buyer under this Agreement.


     (f) Buyer shall, or shall cause a subsidiary of Buyer to, during the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, provide Continued Employees and their dependents and beneficiaries with Benefit Plans and Other Benefit Obligations which in the aggregate are no less favorable than those provided to such employees, dependents and beneficiaries immediately prior to the Closing Date.

     (g) Except as expressly provided herein, nothing contained herein, expressed or implied, is intended to confer upon any employee of Sellers any right to employment or continued employment with Buyer, or any benefits under any Benefit Plan, including without limitation severance benefits, by reason of this Agreement. In addition, the provisions of this Agreement, in particular
Article 13, are for the sole benefit of the parties to this Agreement and their respective affiliates and are not for the benefit of any third parties.

13.3 OTHER ACTIONS

     Sellers and Buyer will give any notices required by Law and take whatever other actions as may be necessary to carry out the arrangements described in this Article. Sellers and Buyer will provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Article. Sellers will provide Buyer with completed I-9 forms and attachments with respect to all Continued Employees, except for such employees as Sellers will certify in writing to Buyer are exempt from such requirement.

                                   ARTICLE 14

                               GENERAL PROVISIONS

14.1 EXPENSES

     Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives. Each party will pay all amounts payable to its respective broker and/or investment banker in connection with this Agreement and the Contemplated Transactions. If this Agreement is terminated, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

14.2 PUBLIC ANNOUNCEMENTS

     Sellers and Buyer will consult with each other concerning public disclosures of this Agreement and the Contemplated Transactions and the means by which Sellers' employees, customers, suppliers and others having dealings with Sellers will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication. Except as required by applicable Law, any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Sellers mutually determine.

14.3 CONFIDENTIALITY

     (a) For a period of two years after the Closing Date, Sellers will treat and hold as such, and will not use for the benefit of itself or others, any confidential information, in whatever form or medium, concerning the operations or affairs of Sellers in respect of the Assets or the Assumed Liabilities of the types that, as of the date of this Agreement, are deemed to be Confidential Information. If Sellers are requested or required (by oral request or written request for information or documents in any Proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any such Confidential Information, then Sellers will notify Buyer promptly in writing of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with this Section. If, in the absence of a protective order or receipt of a waiver hereunder, Sellers are, on the advice of outside counsel, required to disclose any such Confidential Information to any Governmental Body, then Sellers may disclose such Confidential Information to such Governmental Body; provided, however, that Sellers will use their commercially reasonable efforts to obtain at the request and expense of Buyer an order or other assurance that confidential treatment will be accorded to such Confidential Information.

     (b) Sellers will be deemed to have assigned and conveyed to Buyer at the Closing all rights and remedies to which it is or may in the future be entitled under any confidentiality agreement between Sellers and any prospective purchaser of Sellers or any of their material assets or properties. If any such agreements prohibit assignment to Buyer, then Sellers will cooperate with Buyer, at Buyer's request and expense, to permit Buyer to assert all rights and remedies to which Sellers may be entitled under such agreements.

14.4 NOTICES

     All  notices,   consents,  waivers  and  other  communications  under  this
Agreement must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):

         If to Seller:

         Pentacon, Inc.
         c/o McFarland, Grossman & Company, Inc.
         9821 Katy Freeway, Suite 500
         Houston, Texas 77024
         Attention: Mr. Cary M. Grossman, Chairman

         Facsimile No.: 713-464-1827
         E-mail Address: cgrossman@mcfarlandgrossman.com

         with a copy (which will not constitute notice) to:

         Pentacon, Inc.
         21123 Nordhoff Street
         Chatsworth, California  91311
         Attention: Mr. Jay McFadyen, General Counsel

         Facsimile No.: (818) 576-6032
         E-mail Address: jay.mcfadyen@pentacon.com

         Haynes and Boone, LLP 1000 Louisiana Street, Suite 4300 Houston, Texas 77002-5012 Attention:
         Facsimile No.: (713) 547-2600
         E-mail Address:

         If to Buyer:

         Anixter International Inc.
         4711 Golf Road
         Skokie, Illinois 60076
         Attention: Mr. Dennis J. Letham, Senior Vice President - Finance
         Facsimile No.:    (847) 715-7518
         E-mail Address: dennis.letham@anixter.com

         with a copy (which will not constitute notice) to:

         Anixter International Inc.
         4711 Golf Road
         Skokie, Illinois 60076
         Attention: Mr. John A. Dul, General Counsel
         Facsimile No.:    (847) 715-7604
         E-mail Address: john.dul@anixter.com

         with a copy (which will not constitute notice) to:

         Baker & McKenzie
         130 East Randolph Drive
         Chicago, Illinois 60601
         Attention: Mr. Philip F. Suse
         Facsimile No.:    (312) 861-2899
         E-mail Address: philip.f.suse@bakernet.com

14.5 FURTHER ACTIONS

     Upon the reasonable request of any party to this Agreement, the other parties will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement and the Contemplated Transactions.

14.6 INCORPORATION OF SCHEDULES AND EXHIBITS

     The Schedules and Exhibits identified in this Agreement, including Sellers' Disclosure Schedule and Buyer's Disclosure Schedule, are incorporated herein by reference and made a part of this Agreement.

14.7 ENTIRE AGREEMENT AND MODIFICATION

     This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the Confidentiality Agreement and the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except in a written document executed by the party against whose interest the modification will operate.

14.8 DISCLOSURE SCHEDULES

     Sellers' Disclosure Schedule and Buyer's Disclosure Schedule will be arranged in sections corresponding to the numbered and lettered sections of Articles 3 and 4, as applicable. The statements in such Disclosure Schedules, and those in any supplements to them, relate only to the provisions in the Section of this Agreement which they expressly address and not to any other provision. Nothing in such Disclosure Schedules will be adequate to disclose an exception to any representation or warranty made in Article 3 or Article 4 unless the applicable Disclosure Schedule identifies the exception with reasonable particularity and describes the facts relating to such exception in reasonable detail. Without limiting the generality of the foregoing, the listing or inclusion of a copy of a document or other item will not be adequate to disclose an exception to any representation or warranty made in this Agreement unless the representation or warranty relates to the existence of the document or item itself. In the event of any inconsistency between the statements in the body of this Agreement and those in such Disclosure Schedules (other than an exception expressly set forth as such in a Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

14.9 TIME OF ESSENCE

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence. 14.10 DRAFTING AND REPRESENTATION

     The parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted for or against any party because that party or its legal representative drafted the provision.

14.11 SEVERABILITY

     If a court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

14.12 ASSIGNMENT; SUCCESSORS; NO THIRD-PARTY RIGHTS

     No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may without the consent of Sellers assign any of its rights and delegate any of its obligations under this Agreement to any entity that is a Related Person of Buyer or to any subsequent acquirer of the Assets or of all or substantially all of the business of Buyer or any Related Person of Buyer; provided, however, that Buyer will remain primarily liable for all obligations under this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of Buyer's and Sellers' successors and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

14.13 ENFORCEMENT OF AGREEMENT

     Each party acknowledges and agrees that the other party could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with the specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, each party agrees that, in addition to any other right or remedy to which Buyer or a Seller may be entitled, at law or in equity, each party will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

14.14 WAIVER

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

14.15 GOVERNING LAW

     This Agreement will be governed by and construed under the laws of Illinois
without  regard  to  conflicts  of  laws   principles  that  would  require  the
application of any other law.

14.16 JURISDICTION; SERVICE OF PROCESS

     Any action, hearing, suit or proceeding arising out of or relating to this Agreement or any Contemplated Transaction will be subject to the jurisdiction of the Bankruptcy Court.

14.17 COUNTERPARTS

     This Agreement may be executed in one or more counterparts.

     The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

                       ANIXTER INTERNATIONAL INC.



                       By: ____________________________________________________
                                Name
                                Title



                       PENTACON, INC.



                       By: ____________________________________________________
                                Name
                                Title




                       PENTACON DELAWARE, INC.



                       By: ____________________________________________________
                                Name
                                Title




                       JIT HOLDINGS, INC.



                       By: ____________________________________________________
                                Name
                                Title




                       PENTACON PROPERTIES, L.P.



                       By: ____________________________________________________
                                Name
                                Title




                       PENTACON INTERNATIONAL SALES, INC.



                       By: ____________________________________________________
                                Name
                                Title




                       PENTACON AEROSPACE GROUP, INC.



                       By: ____________________________________________________
                                Name
                                Title




                       PENTACON USA, L.P.



                       By: ____________________________________________________
                                Name
                                Title




                       PENTACON INDUSTRIAL, INC



                       By: ____________________________________________________
                                Name
                                Title




                       PENTACON EUROPE LIMITED



                       By: ____________________________________________________
                                Name
                                Title




                       PENTACON MEXICO S.A. DE C.V.



                       By: ____________________________________________________
                                Name
                                Title




                       PENTACON CANADA CORPORATION



                       By: ____________________________________________________
                                Name
                                Title

                                TABLE OF CONTENTS
                                   (continued)






                                TABLE OF CONTENTS
                                                                            PAGE

Article 1  CONSTRUCTION AND DEFINITIONS........................................1

         1.1      CONSTRUCTION.................................................1

         1.2      DEFINITIONS..................................................2

Article 2  SALE AND TRANSFER OF ASSETS; CLOSING...............................11

         2.1      ASSETS TO BE SOLD...........................................11

         2.2      EXCLUDED ASSETS.............................................12

         2.3      ASSUMED LIABILITIES.........................................12

         2.4      RETAINED LIABILITIES........................................13

         2.5      PURCHASE PRICE..............................................13

         2.6      ADJUSTMENT..................................................13

         2.7      ALLOCATION OF PURCHASE PRICE AND ASSUMED LIABILITIES........14

         2.8      CLOSING.....................................................14

         2.9      CLOSING DELIVERIES..........................................15

         2.10     PLAN........................................................16

         2.11     BUYER DIP...................................................17

Article 3  REPRESENTATIONS AND WARRANTIES OF SELLERS..........................17

         3.1      ORGANIZATION AND GOOD STANDING..............................18

         3.2      ENFORCEABILITY; NO CONFLICT; SUBSIDIARIES...................18

         3.3      FINANCIAL STATEMENTS........................................19

         3.4      ACCOUNTS RECEIVABLE.........................................19

         3.5      BOOKS AND RECORDS...........................................19

         3.6      INVENTORIES.................................................19

         3.7      ABSENCE OF CERTAIN CHANGES AND EVENTS.......................20

         3.8      PROPERTIES..................................................20

         3.9      SUFFICIENCY OF ASSETS.......................................21

         3.10     INTELLECTUAL PROPERTY.......................................21

         3.11     CONTRACTS...................................................22

         3.12     CUSTOMERS AND SUPPLIERS.....................................23

         3.13     INSURANCE...................................................23

         3.14     TAXES.......................................................24

         3.15     EMPLOYEE BENEFITS...........................................24

         3.16     EMPLOYEE RESTRICTIONS.......................................26

         3.17     LABOR RELATIONS; EMPLOYMENT LAW COMPLIANCE; EMPLOYEES.......26

         3.18     ENVIRONMENTAL, HEALTH AND SAFETY MATTERS....................27

         3.19     LEGAL PROCEEDINGS; ORDERS...................................27

         3.20     COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS...........28

         3.21     DISCLOSURE..................................................29

Article 4  REPRESENTATIONS AND WARRANTIES OF BUYER............................29

         4.1      ORGANIZATION................................................29

         4.2      ENFORCEABILITY; NO CONFLICT.................................29

         4.3      CERTAIN PROCEEDINGS.........................................29

         4.4      BROKERS OR FINDERS..........................................30

         4.5      DISCLAIMER OF REPRESENTATIONS AND WARRANTIES................30

         4.6      FINANCING...................................................30

Article 5  COVENANTS OF SELLERS BEFORE CLOSING................................30

         5.1      ACCESS AND INVESTIGATION....................................30

         5.2      OPERATION OF THE BUSINESS OF SELLER.........................31

         5.3      NEGATIVE COVENANT...........................................31

         5.4      REQUIRED APPROVALS..........................................32

         5.5      NOTIFICATION................................................32

         5.6      NO SOLICITATION.............................................33

         5.7      BEST EFFORTS................................................33

         5.8      INTERIM FINANCIAL STATEMENTS................................33

         5.9      BULK TRANSFER; REFUNDABLE INCOME TAX AMOUNT.................33

         5.10     SPECIFIED SCHEDULE UPDATES..................................33

Article 6  COVENANTS OF BUYER BEFORE CLOSING..................................34

         6.1      REQUIRED APPROVALS..........................................34

         6.2      BEST EFFORTS................................................34

         6.3      CONFIDENTIALITY.............................................34

Article 7  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE................34

         7.1      PERFORMANCE.................................................34

         7.2      CONSENTS....................................................34

         7.3      ADDITIONAL DOCUMENTS........................................35

         7.4      CONFIRMATION ORDER; 365 ORDER; THIRD PARTIES................35

         7.5      INJUNCTION..................................................35

         7.6      FORCE MAJEURE...............................................35

         7.7      OPPORTUNITY TO CURE.........................................35

Article 8  CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE...............36

         8.1      BUYER'S PERFORMANCE.........................................36

         8.2      CONSENTS....................................................36

         8.3      INJUNCTION..................................................36

         8.4      CONFIRMATION ORDER; 365 ORDER...............................36

Article 9  TERMINATION........................................................36

         9.1      TERMINATION EVENTS..........................................36

         9.2      EFFECT OF TERMINATION.......................................37

Article 10  BREAK-UP FEE AND OVERBID PROCEDURES...............................38

         10.1     COMPETITIVE BIDDING.........................................38

         10.2     BIDDING PROCEDURES..........................................39

ARTICLE 11  INDEMNIFICATION; REMEDIES.........................................40

         11.1     SURVIVAL....................................................40

         11.2     INDEMNIFICATION BY SELLERS..................................40

         11.3     INDEMNIFICATION BY BUYER....................................40

         11.4     TIME LIMITATIONS............................................41

         11.5     LIMITATIONS ON AMOUNT - SELLERS.............................41

         11.6     LIMITATIONS ON AMOUNT--BUYER................................41

         11.7     PROCEDURE FOR INDEMNIFICATION-DEFENSE OF THIRD-PARTY CLAIMS.41

         11.8     PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS.................43

         11.9     TREATMENT OF INDEMNIFICATION PAYMENTS.......................43

         11.10    ESCROW; RIGHT OF SETOFF.....................................43

ARTICLE 12  ADDITIONAL COVENANTS..............................................43

         12.1     TRANSACTION TAXES...........................................43

         12.2     DISTRIBUTION OF PROCEEDS....................................43

         12.3     ASSISTANCE IN PROCEEDINGS; PRIVILEGES; ACCESS TO RECORDS....43

         12.4     POST-CLOSING ASSISTANCE.....................................44

         12.5     FURTHER ASSURANCES..........................................44

ARTICLE 13  EMPLOYEES AND EMPLOYEE BENEFITS...................................45

         13.1     PRE-CLOSING EMPLOYMENT LIABILITIES..........................45

         13.2     EMPLOYMENT; SELLER BENEFIT PLANS............................45

         13.3     OTHER ACTIONS...............................................46

ARTICLE 14  GENERAL PROVISIONS................................................47

         14.1     EXPENSES....................................................47

         14.2     PUBLIC ANNOUNCEMENTS........................................47

         14.3     CONFIDENTIALITY.............................................47

         14.4     NOTICES.....................................................48

         14.5     FURTHER ACTIONS.............................................49

         14.6     INCORPORATION OF SCHEDULES AND EXHIBITS.....................49

         14.7     ENTIRE AGREEMENT AND MODIFICATION...........................49

         14.8     DISCLOSURE SCHEDULES........................................50

         14.9     TIME OF ESSENCE.............................................50

         14.10    DRAFTING AND REPRESENTATION.................................50

         14.11    SEVERABILITY................................................50

         14.12    ASSIGNMENT; SUCCESSORS; NO THIRD-PARTY RIGHTS...............50

         14.13    ENFORCEMENT OF AGREEMENT....................................51

         14.14    WAIVER......................................................51

         14.15    GOVERNING LAW...............................................51

         14.16    JURISDICTION; SERVICE OF PROCESS............................51

         14.17    COUNTERPARTS................................................51

                                    EXHIBITS



Exhibit 2.7 ..............Allocation of Purchase Price and Assumed Liabilities

Exhibit 2.9(a)(i) ................................................Bill of Sale

Exhibit 2.9(a)(ii) ........................Assignment and Assumption Agreement

Exhibit 2.9(a)(iii) ..............Assignment and Assumption of Lease Agreement

Exhibit 2.9(a)(iv) .......................Assignments of Intellectual Property

Exhibit 2.9(a)(vi)...............................Transition Services Agreement

Exhibit 2.9(a)(vii)..........................................Escrow Agreement

Exhibit 2.9(a)(viii).........................................Release Agreement

Exhibit 2.9(b)(vii)..........................................Release Agreement

Exhibit 2.10(a)1..........................................................Plan

Exhibit 2.10(a)2..........................................Disclosure Statement

                                    SCHEDULES



         SCHEDULE 2.2(a)...................................EXCLUDED CONTRACTS

         SCHEDULE 2.2(d)......................................EXCLUDED ASSETS

         SCHEDULE 2.3(a)...................................VENDOR LIABILITIES

         SCHEDULE 2.3(b)................................SCHEDULED LIABILITIES

         SCHEDULE 2.3(c)..................................ACCRUED LIABILITIES

         SCHEDULE 2.5..............................................NET ASSETS

         SCHEDULE 7.2................................................CONSENTS




                          SELLERS' DISCLOSURE SCHEDULE

         SECTION 3.1..............................ORGANIZATION AND GOOD STANDING

         SECTION 3.2.................................ENFORCEABILITY; NO CONFLICT

         SECTION 3.3........................................FINANCIAL STATEMENTS

         SECTION 3.4.........................................ACCOUNTS RECEIVABLE

         SECTION 3.5...........................................BOOKS AND RECORDS

         SECTION 3.6.................................................INVENTORIES

         SECTION 3.7.......................ABSENCE OF CERTAIN CHANGES AND EVENTS

         SECTION 3.8..................................................PROPERTIES

         SECTION 3.9.......................................SUFFICIENCY OF ASSETS

         SECTION 3.10......................................INTELLECTUAL PROPERTY

         SECTION 3.11..................................................CONTRACTS

         SECTION 3.12....................................CUSTOMERS AND SUPPLIERS

         SECTION 3.13..................................................INSURANCE

         SECTION 3.14......................................................TAXES

         SECTION 3.15..........................................EMPLOYEE BENEFITS

         SECTION 3.16......................................EMPLOYEE RESTRICTIONS

         SECTION 3.17......LABOR RELATIONS; EMPLOYMENT LAW COMPLIANCE; EMPLOYEES

         SECTION 3.18...................ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

         SECTION 3.19..................................LEGAL PROCEEDINGS; ORDERS

         SECTION 3.20..........COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

         SECTION 3.21.................................................DISCLOSURE

                           BUYER'S DISCLOSURE SCHEDULE


         SECTION 4.2(b)..............................ENFORCEABILITY; NO CONFLICT

         SECTION 4.4.........................................BROKERS AND FINDERS

                                   Exhibit 1.2
                                  Business Plan

See Attached.

                                   Exhibit 2.7
              Allocation of Purchase Price and Assumed Liabilities

See Attached.

                                Exhibit 2.9(a)(i)
                                  Bill of Sale

See Attached.

                               Exhibit 2.9(a)(ii)
                       Assignment and Assumption Agreement

See Attached.

                               Exhibit 2.9(a)(iv)
                      Assignments of Intellectual Property

See Attached.

                               Exhibit 2.9(a)(vi)
                          Transition Services Agreement

See Attached.

                               Exhibit 2.9(a)(vii)
                                Escrow Agreement

See Attached.

                              Exhibit 2.9(a)(viii)
                                Release Agreement

See Attached.

                               Exhibit 2.9(b)(vii)
                                Release Agreement

See Attached.

                                Exhibit 2.10(a)1
                                      Plan

See Attached.

                                Exhibit 2.10(a)2
                              Disclosure Statement

See Attached.

                                 Schedule 2.2(a)
                               Excluded Contracts

See Attached.

                                 Schedule 2.2(d)
                                 Excluded Assets

See Attached.

                                 Schedule 2.3(a)
                               Vendor Liabilities

See Attached.

                                 Schedule 2.3(b)
                              Scheduled Liabilities

See Attached.

                                 Schedule 2.3(c)
                               Accrued Liabilities

See Attached.

                                  Schedule 2.5
                                   Net Assets

See Attached.

                                  Schedule 7.2
                                    Consents

See Attached.